UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GLAUKOS CORPORATION
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 2, 2022
9:00 a.m. Pacific Time

How to Participate:

Our annual meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the annual meeting via live audio webcast, please visit: www.virtualshareholdermeeting.com/GKOS2022. You will not be able to attend the annual meeting in person.

Items of Business:

(1)   Elect the three Class I director nominees named in the accompanying Proxy Statement to serve as directors until the Company’s 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified;

(2)   Approve, on an advisory basis, the compensation of the Company’s named executive officers;

(3)   Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

(4)   Transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Who May Vote:	Stockholders of record at the close of business on April 6, 2022.

TOCKHOLDER LIST
STOCKHOLDER LIST:

A list of stockholders as of the record date for the annual meeting may be accessed during the virtual annual meeting at www.virtualshareholdermeeting.com/GKOS2022 by using the control number on your Notice of Internet Availability of Proxy Materials, or on your proxy card or voting instruction form that accompanied your proxy materials.

Your vote is important to us. Whether or not you expect to attend the annual meeting via live audio webcast, please submit a proxy or your voting instructions as soon as possible to instruct how your shares are to be voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy or voting instructions will not be used.

By Order of the Board of Directors,

Thomas W. Burns
Chairman & Chief Executive Officer

April 19, 2022

Forward-Looking Statements.

All statements other than statements of historical facts included in this Proxy Statement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this Proxy Statement. These potential risks and uncertainties include, without limitation, uncertainties regarding the duration and severity of the COVID-19 pandemic and its impact on our business or the economy generally; the reduced physician fee and ASC facility fee reimbursement rate finalized by the U.S. Centers for Medicare & Medicaid Services for 2022 for procedures utilizing our iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future competitors (including Micro-Invasive Glaucoma Surgery competitors); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors related to Glaukos and our business are described in detail under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission on February 28, 2022.Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

229 Avenida Fabricante
San Clemente, California 92672

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held June 2, 2022

Our Board of Directors is soliciting your proxy for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 2, 2022, at 9:00 a.m. Pacific Time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. This Proxy Statement and our 2021 Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) are first being made available to stockholders on or about April 19, 2022.

We will be hosting the Annual Meeting via live audio webcast on the Internet. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/GKOS2022. Stockholders may vote and ask questions while connected to the Annual Meeting on the Internet.

You will not be able to attend the Annual Meeting in person.

Unless the context otherwise requires, references in this Proxy Statement to “Company,” “we,” “our,” “us,” and similar terms refer to Glaukos Corporation, a Delaware corporation. In addition, all references to our website in this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

9 Annual Report on Form 10-K are available on the Internet at www.proxyvote.com. These materials are also available on our corporate website at http://investors.glaukos.com. The other information on our corporate website does not constitute part of this Proxy Statement.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our 2021 Annual Report are available on the Internet at www.proxyvote.com. These materials are also available on our corporate website at http://investors.glaukos.com.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 1

MEETING INFORMATION

Annual Meeting of Stockholders

TIME AND DATE	PLACE	RECORD DATE
9:00 a.m. Pacific Time on Thursday, June 2, 2022	The Annual Meeting will be hosted via live audio webcast on the Internet at www.virtualshareholdermeeting.com/GKOS2022.	April 6, 2022

How to Vote

Stockholders as of the close of business on the record date are entitled to vote. If you are a beneficial owner who owns shares of our common stock registered in the name of a broker, bank or other nominee, please follow the instructions they provide on how to vote your shares. Stockholders of record may vote as follows:

Before the Meeting:

By Telephone. Vote by telephone by calling 1-800-690-6903.	Via the Internet. Vote by Internet at www.proxyvote.com.	By Mail. Complete and return each proxy card received in the prepaid envelope.

During the Meeting:

. Vote by Internet at www.proxyvote.com. Proxies submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 2, 2021.
Via the Internet. Vote during the meeting by Internet at www.virtualshareholdermeeting.com/GKOS2022.

Voting Matters

PROPOSALS		BOARD RECOMMENDATION
1	Election of Directors	FOR ALL director nominees

2	Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers.	FOR

3	Ratification of Independent Registered Public Accounting Firm	FOR

2 2022 PROXY STATEMENT | GLAUKOS CORPORATION

VIRTUAL ANNUAL MEETING

We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/GKOS2022. Our Board annually considers the appropriate format of our annual meeting. The virtual meeting will allow our stockholders to attend and participate from any location around the world. This format will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

The Annual Meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Benefits of a Virtual Annual Meeting

We are embracing technology to provide expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world, and provides us an opportunity to give thoughtful responses. In addition, we intend that the virtual meeting format provide stockholders a similar level of transparency to the traditional in-person meeting format and we take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders.

Attendance at the Virtual Annual Meeting

You will need the control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet are posted at www.virtualshareholdermeeting.com/GKOS2022. If you do not have your control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal.

Questions at the Virtual Meeting

Our virtual Annual Meeting allows stockholders to submit questions and comments during the 15 minutes before the meeting and during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at www.investors.glaukos.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 3

PROPOSAL 1 — ELECTION OF DIRECTORS

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR ALL” THE DIRECTOR NOMINEES.

Our Board of Directors (“Board” or “Board of Directors”) is currently comprised of eight directors. Under our Certificate of Incorporation, our Board of Directors is divided into three classes, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders as follows:

●	the Class I directors are Mark J. Foley, David F. Hoffmeister and Gilbert H. Kliman, M.D., and their terms will expire at the Annual Meeting;

●	the Class II directors are Denice M. Torres and Aimee S. Weisner, and their terms will expire at the 2023 annual meeting of stockholders; and

●	the Class III directors are Thomas W. Burns, Leana S. Wen, M.D. and Marc A. Stapley, and their terms will expire at the 2024 annual meeting of stockholders.

Upon the recommendation of the Compensation, Nominating and Corporate Governance Committee (the “CNG Committee”), the Board of Directors has nominated each of Mark J. Foley, David F. Hoffmeister and Gilbert H. Kliman, M.D. for election to our Board of Directors as Class I directors to serve until the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified. Proxies may only be voted for the three Class I directors nominated for election at the Annual Meeting.

Each of the director nominees has consented to being named in this Proxy Statement and to serving as a director, if elected. We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, the proxy holders will vote the proxies received by them for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors on the Board.

Biographical Descriptions

Set forth below is biographical information about each of our director nominees and continuing directors. The information below is provided as of April 6, 2022. The primary experience, qualifications, attributes and skills of each of our director nominees that led to the conclusion of the CNG Committee and the Board of Directors that such nominee should serve as a member of the Board of Directors are also described below.

4 2022 PROXY STATEMENT | GLAUKOS CORPORATION

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election as Class I Directors at the Annual Meeting

MARK J. FOLEY
Class I Age: 56 Director Since: 2014	POSITION AND BUSINESS EXPERIENCE

Mr. Foley has served as a member of our Board of Directors since 2014 and was appointed Lead Independent Director in December 2021. Mr. Foley is currently the chief executive officer of Revance Therapeutics, Inc. (Nasdaq: RVNC), a position to which he was appointed in October 2019 after being elected to the board of directors in 2017. Previously, he was the chairman, president and chief executive officer of ZELTIQ Aesthetics, Inc., a medical technology company, up until its acquisition by Allergan plc in April 2017. Prior to becoming ZELTIQ’s chief executive officer in 2012, Mr. Foley served on the board of directors having joined the company as its executive chairman in 2009. Mr. Foley also served as chairman of Arrinex from 2018 until the company's acquisition by Stryker in 2019, chairman of HintMD until its acquisition in 2020 and executive chairman at Onpharma Inc. from 2009 until its acquisition by Valeant Pharmaceuticals International, Inc. in 2014. Mr. Foley also served as a managing director at RWI Ventures, Inc. from 2004 to 2018, where he focused on healthcare investments. Prior to this, Mr. Foley held a variety of operating roles in large, public companies and venture-backed startups including United States Surgical Corporation, Guidant Corporation, Devices for Vascular Intervention, Inc. (acquired by Eli Lilly and Company), Perclose, Inc. (acquired by Abbott Laboratories) and Ventrica, Inc. (acquired by Medtronic, Inc.) where he was the founder and chief executive officer. In addition to his service on the Glaukos and Revance boards, Mr. Foley previously served on the board of directors of SI-BONE, Inc. (Nasdaq:SIBN), from June 2019 through June 2021. Mr. Foley holds a B.A. from the University of Notre Dame.

BOARD QUALIFICATIONS

Mr. Foley has over 25 years of medical device operating, investment and chief executive officer experience. We believe Mr. Foley’s previous medical device experience as a senior executive and his service on the boards of several medical device companies qualify him to serve on our Board of Directors.

DAVID F. HOFFMEISTER
Class I Age: 67 Director Since: 2014	POSITION AND BUSINESS EXPERIENCE

Mr. Hoffmeister has served as a member of our Board of Directors since 2014. Mr. Hoffmeister served as the senior vice president and chief financial officer of Life Technologies Corporation, a global life sciences company, prior to its acquisition by Thermo Fisher Scientific Inc. in February 2014. From October 2004 to November 2008, he served as chief financial officer of Invitrogen Corporation, which merged with Applied Biosystems Inc. in November 2008 to form Life Technologies Corporation. Before joining Invitrogen, Mr. Hoffmeister spent 20 years with McKinsey & Company as a senior partner serving clients in the healthcare, private equity and chemical industries on issues of strategy and organization. From 1998 to 2003, Mr. Hoffmeister was the leader of McKinsey’s North American chemical practice. Mr. Hoffmeister currently serves on the boards of directors of Celanese Corporation (NYSE: CE), ICU Medical, Inc. (Nasdaq: ICUI), StepStone Group Inc. (Nasdaq: STEP), and Kaiser Permanente, a privately-held company. Mr. Hoffmeister holds a B.S. from the University of Minnesota and an M.B.A. from the University of Chicago.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 5

PROPOSAL 1 — ELECTION OF DIRECTORS

BOARD QUALIFICATIONS

We believe Mr. Hoffmeister’s strong finance background, experience as a chief financial officer of a global biotechnology company, and public company board experience qualify him to serve on our Board of Directors.

GILBERT H. KLIMAN, M.D.
Class I Age: 63 Director Since: 2007	POSITION AND BUSINESS EXPERIENCE

Dr. Kliman has served on our Board since 2007, with a brief hiatus from August 2019 through March 2020 relating to the Company’s acquisition of Avedro, Inc. (an ophthalmic pharmaceutical and medical technology where Dr. Kliman also served on the board of directors). Dr. Kliman has been a partner of InterWest Partners, a venture capital firm, since 1996, and has been a managing partner there since 2016. From 1995 to 1996, Dr. Kliman was an investment manager at Norwest Venture Partners, a venture capital firm. From 1989 to 1992, Dr. Kliman served as an associate at TA Associates, a private equity investment firm. Dr. Kliman is a board-certified ophthalmologist and completed a retina research fellowship at Massachusetts Eye and Ear Infirmary and residency training at Wills Eye Hospital. Dr. Kliman holds a B.A. from Harvard University, an M.D. from the University of Pennsylvania and an M.B.A. from the Stanford Graduate School of Business. Since June 2020, Dr. Kliman serves on the board of directors of Staar Surgical Company (Nasdaq: STAA), and also sits on the board of Doximity, Inc. (NYSE: DOCS), a board he joined in 2011. He also serves as a director on the executive board of ORBIS International, a global nonprofit focused on preventing avoidable blindness. In addition to previously serving as a director of Avedro from 2015 until his resignation in 2019, Dr. Kliman also previously served on the board of directors of Restoration Robotics (Nasdaq: HAIR) from July 2007 until its acquisition by Venus Concept Inc. in November 2019. Dr. Kliman served on the board of directors of Epocrates, Inc. (acquired by athenahealth, Inc.) from 1999 to 2011, and IntraLase Corp. (acquired by Advanced Medical Optics, Inc.) from 2000 to 2007.

BOARD QUALIFICATIONS

We believe Dr. Kliman’s prior experience as a practicing ophthalmologist, as well as his significant experience in financial markets and prior experience on the board of several U.S. public companies and various private healthcare companies, qualify him to serve on our Board of Directors.

6 2022 PROXY STATEMENT | GLAUKOS CORPORATION

PROPOSAL 1 — ELECTION OF DIRECTORS

All Other Continuing Directors

DENICE M. TORRES
Class II Age: 62 Director Since: 2021	POSITION AND BUSINESS EXPERIENCE

Ms. Torres has served as a member of our Board of Directors since March 2021. Ms. Torres is currently chief executive officer of The Ignited Company, a Pennsylvania-based consulting firm she founded in 2017. From 2005 to 2017, she served in various senior leadership roles at Johnson & Johnson (J&J). From 2015 to 2017, she was chief strategy and transformation officer for J&J’s global medical device business. From 2011 to 2015, she was president of J&J McNeil Consumer Healthcare, where she led the recovery of OTC brands, including the iconic Tylenol portfolio, by transforming business operations, manufacturing, quality systems and commercialization approaches, and creating high levels of employee engagement across all functions of the business. From 2009 to 2011, she served as president of J&J Janssen Pharmaceuticals, Neuroscience. Before joining J&J, Ms. Torres built a successful, 14- year career at Eli Lilly and Company, where she focused on marketing and business unit management. In 2020, Ms. Torres joined the boards of venture-backed National Resilience, as well as public companies Karuna Therapeutics, Inc. (Nasdaq: KRTX), a clinical-stage biopharmaceutical company, Surface Oncology (Nasdaq: SURF), a clinical-stage immune-oncology company, and 2seventybio (Nasdaq: tsvt). Ms. Torres also previously served on the board of directors of bluebird bio, Inc. from August 2020 to November 2021 (Nasdaq: BLUE). She is also the founder of The Mentoring Place, a nonprofit organization offering free executive mentoring to help women achieve their career goals. Ms. Torres holds a B.S. in Psychology from Ball State University, a J.D. from Indiana University and an MBA from the University of Michigan. She is a member of the Michigan Bar Association.

BOARD QUALIFICATIONS

Ms. Torres has extensive experience in the pharmaceutical and medical device industries, including executive management of global commercialization, with different medical device companies, including responsibility for quality, strategy and marketing, which we believe qualifies her to serve on our Board of Directors.

AIMEE S. WEISNER
Class II Age: 53 Director Since: 2014	POSITION AND BUSINESS EXPERIENCE

Ms. Weisner has served as a member of our Board of Directors since 2014. Ms. Weisner was corporate vice president, general counsel of Edwards Lifesciences Corporation from 2011 until her retirement in 2019. From 2009 to 2010, she was engaged in private practice and served as legal advisor to public pharmaceutical and medical device companies located in Southern California. Prior to this, from 2002 to 2009, Ms. Weisner served in a number of positions at Advanced Medical Optics, Inc. (acquired by Abbott Laboratories), including executive vice president, administration and secretary. From 1998 to 2002, Ms. Weisner served in a number of positions at Allergan, Inc., including vice president, assistant general counsel and assistant secretary. Ms. Weisner holds a B.A. from California State University, Fullerton, a J.D. from Loyola Law School, Los Angeles, and began her legal career as an associate at the law firm of O’Melveny & Myers LLP. Ms. Weisner has served on the board of directors of Oyster Point Pharma, Inc. (Nasdaq: OYST) since October 2019 and on the board of directors of Lensar, Inc. (Nasdaq: LNSR) since February 1, 2021.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 7

PROPOSAL 1 — ELECTION OF DIRECTORS

BOARD QUALIFICATIONS

We believe Ms. Weisner’s extensive in-house legal and compliance experience with different medical device companies, including an in-depth understanding of regulatory and reimbursement issues, intellectual property, corporate governance, risk management, corporate transactions, human resources, and internal audit, qualify her to serve on our Board of Directors.

THOMAS W. BURNS
Class III Age: 61 Director Since: 2002	POSITION AND BUSINESS EXPERIENCE

Mr. Burns has served as our President, Chief Executive Officer and as a member of our Board of Directors since March 2002. In December 2021, he was appointed as the Chairman of our Board. Mr. Burns has a proven record of building successful medical device and pharmaceutical businesses and creating successful new markets in ophthalmology. Mr. Burns has more than 25 years of direct ophthalmic management experience, including over 20 years of general management experience across a broad range of ophthalmic medical devices and pharmaceuticals, drug delivery technologies, surgical products and over-the-counter products. Prior to joining our Company, Mr. Burns led Eyetech Pharmaceuticals, Inc. (acquired by OSI Pharmaceuticals, Inc.) as its president and chief operating officer and as a director. From 1990 to 1997, Mr. Burns served as senior vice president and general manager of Chiron Vision Corporation (acquired by Bausch & Lomb, Inc.), and then as vice president, global strategy and general manager, refractive surgery, of Bausch & Lomb from 1998 to 2000. Mr. Burns has served on the board of directors of Pulmonx Corporation (Nasdaq: LUNG) since September 2020. During 2018 and 2019, Mr. Burns served as a director on the board of Avedro, Inc., until his resignation in August 2019, prior to its acquisition by Glaukos. Mr. Burns has also served as an entrepreneur in residence at Versant Ventures Management, LLC. Mr. Burns received a B.A. from Yale University.

BOARD QUALIFICATIONS

We believe Mr. Burns’ extensive understanding of our business, operations and strategy, as well as significant industry experience and corporate management skills and experience, qualify him to serve as Chairman of our Board of Directors.

8 2022 PROXY STATEMENT | GLAUKOS CORPORATION

PROPOSAL 1 — ELECTION OF DIRECTORS

LEANA S. WEN, MD
Class III Age: 39 Director Since: 2021	POSITION AND BUSINESS EXPERIENCE

Dr. Wen has served as a member of our Board of Directors since March 2021. Dr. Wen is an emergency physician and has served as a visiting professor of health policy and management at the George Washington University School of Public Health since September 2019. She has been a contributing columnist for The Washington Post since June 2020, writing on health policy and public health, and an on-air commentator for CNN as a medical analyst since August 2020. From January 2015 to October 2018, she was the health commissioner for the city of Baltimore, where she led the nation’s oldest continuously operating health department to combat the opioid epidemic and improve maternal and child health. From 2013 to 2015, Dr. Wen served as director of patient-centered care research in the department of emergency medicine at George Washington University, and authored a critically-acclaimed book on patient advocacy. She is currently on the board of the Bipartisan Policy Center and the Baltimore Community Foundation, and chairs the advisory board of the Behavioral Health Group. She has also been a global health fellow at the World Health Organization, a consultant with the China Medical Board, and a nonresident senior fellow at the Brookings Institution. Dr. Wen also served as the President of Planned Parenthood from 2018 through 2019. She has been a member of more than ten nonprofit boards, including serving as the chair of Behavioral Health Systems Baltimore. Dr. Wen’s work has been recognized by numerous professional organizations, including as one of Modern Healthcare’s Top 50 Physician-Executives, and, in 2019, she was named one of TIME magazine’s 100 Most Influential People. She holds a B.S. from California State University, Los Angeles, an M.D. from Washington University School of Medicine and two M.Sc.s from the University of Oxford, where she was a Rhodes Scholar. She completed her residency training at Brigham & Women’s Hospital and Massachusetts General Hospital, where she was a clinical fellow at Harvard Medical School.

BOARD QUALIFICATIONS

We believe Dr. Wen’s experience as a practicing physician, combined with her extensive experience working in governmental sectors, with innovative health companies, and serving on nonprofit boards and foundations, make her a qualified member of our Board of Directors.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 9

PROPOSAL 1 — ELECTION OF DIRECTORS

MARC A. STAPLEY
Class III Age: 52 Director Since: 2014	POSITION AND BUSINESS EXPERIENCE

Mr. Stapley has served as a member of our Board of Directors since 2014. He is the CEO and a member of the board of directors of Veracyte Inc. (Nasdaq: VCYT), a global diagnostics company he joined in June 2021. Prior to joining Veracyte, he served as the CEO of Helix, a population genomics company, since April 2019. Prior to Helix, he was the executive vice president, strategy and corporate development at Illumina, Inc., where he was responsible for corporate strategy, corporate and business development and global infrastructure, from 2017 to January 2019. Previously, Mr. Stapley served as Illumina’s chief administrative officer, senior vice president and chief financial officer. He was also a member of Illumina’s executive management team, responsible for directing all aspects of the company’s strategy, planning and operations. Before joining Illumina in 2012, from 2009 to 2012, Mr. Stapley was senior vice president, finance at Pfizer Inc. and was responsible for global financial processes and systems, leading integration efforts in both the Wyeth Ltd. and King Pharmaceutical, Inc. acquisitions and providing oversight to the company’s largest technology investment program. Prior to Pfizer, he served in a variety of senior finance roles at Alcatel-Lucent, including Americas chief financial officer. He also worked as finance director and controller for several groups at Cadence Design Systems, Inc. He began his career as an Auditor at Coopers & Lybrand. In addition to the Glaukos and Veracyte boards, Mr. Stapley currently serves on the board of directors for Helix Opco LLC and for Premier Foods, Inc., a private restaurant chain. He holds a B.Sc. (Honors) from The University of Reading (England) and is a member of the Institute of Chartered Accountants in England and Wales.

BOARD QUALIFICATIONS We believe Mr. Stapley’s extensive experience in senior finance positions with public companies qualifies him to serve on our Board of Directors.

10 2022 PROXY STATEMENT | GLAUKOS CORPORATION

PROPOSAL 1 — ELECTION OF DIRECTORS

Each of our directors’ specific skills and experiences are included in the table below and described more fully in their individual biographies. Even though a particular skill may not be indicated below, our directors often have some level of experience in each of the areas listed.

Business or Professional Experience/Skills/Attributes	BURNS	FOLEY	HOFFMEISTER	KLIMAN	STAPLEY	TORRES	WEISNER	WEN
Executive Leadership	•	•	•	•	•	•	•	•
Governance and Compliance	•	•	•	•	•	•	•	•
Other Public Company Board Service	•	•	•	•	•	•	•
Accounting and Auditing	•	•	•	•	•
Capital Management	•	•	•	•	•
Sustainability		•			•		•	•
Mergers and Acquisitions	•	•	•	•	•		•
Regulatory & Risk Management	•	•			•	•	•	•
Legal and Human Capital Management	•	•			•	•	•	•
Public Health Policy								•
International Commercialization	•	•		•	•	•	•
Medtech	•	•	•	•	•	•	•	•
Ophthalmology	•			•			•
Pharmaceutical	•	•			•	•	•	•
Cybersecurity					•		•

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 11

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors, on the recommendation of the CNG Committee, has adopted Corporate Governance Guidelines to assist the Board in the discharge of its duties and to set forth the Board of Directors’ current views with respect to selected corporate governance matters considered significant to our stockholders. Our Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, our Board composition and director qualifications, responsibilities of directors, including our Lead Independent Director, director compensation, director capacity, director orientation and continuing education, succession planning and the Board’s annual performance evaluation. A current copy of our Corporate Governance Guidelines is available under “Corporate Governance” on our website at http://investors.glaukos.com.

Stockholder Engagement and Responsiveness

3
60%	Stockholder Engagement

Since our IPO in 2015, we conduct regular outreach to our stockholders to build relationships, explain our corporate governance structure and executive compensation policies, and receive valuable feedback on matters that are important to them.

At our 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”), our stockholders approved, by a non-binding, advisory vote, the compensation of our named executive officers. This ballot item, known as a “say-on-pay” proposal, passed with 93% of the votes cast. Following the 2021 Annual Meeting, we engaged with our stockholders regarding our executive compensation policies, corporate governance principles and sustainability efforts. We contacted holders of approximately 65% of our outstanding stock, and members of our management team spoke with, or received confirmation that no substantive engagement was required from, stockholders collectively owning approximately 60% of our outstanding stock (excluding officers and directors of the Company). These holders included 8 of our top 10 stockholders. Mr. Foley, chair of the CNG Committee and our Lead Independent Director, joined some of these calls with our top stockholders. Our Board of Directors, including all members of the CNG Committee, was provided a full report of stockholder feedback from this 2021 stockholder engagement.

Consistent with the feedback received in prior years, the stockholders with whom we spoke generally expressed broad support for our governance practices and understood the importance of having certain governance protections, such as a classified Board, for a company that has significant potential future stockholder value tied to its deep product pipeline as compared to commercialized products. Our stockholders also conveyed broad general support for our executive compensation program, stating their hope that the Company will continue its use of multi-year performance equity grants and continue to connect executive compensation to the progress of our R&D pipeline. One stockholder also noted its desire that we continue to disclose updates on the development of our pipeline products.

Notably, most stockholders expressed support for the continuing advancement of the Company’s environmental, social and governance (“ESG”) efforts. Several stockholders shared their appreciation that in 2021 our Sustainability Council, consisting of representatives from various functional areas within the Company, set goals and targets that are material to the Company and its stakeholders, comprised of employees, customers, suppliers and investors. Several stockholders shared their preference that the Company incorporate ESG incentives into its compensation program, linking executive pay to achievement of our ESG incentives.

Nearly all of the stockholders with whom we engaged requested additional understanding regarding the Company’s promotion of diversity and inclusion within its workforce. They conveyed their desire to see

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enhanced disclosure regarding the composition of the Company’s workforce, including disclosure of our EEO-1 demographic data, and steps taken to ensure our workforce reflects our community and customer base.

Several stockholders also asked us about the Company’s cybersecurity efforts. They expressed a desire to better understand the Board’s role in overseeing those efforts, and have the Company set more robust goals around its data security systems and processes.

Several of our stockholders also noted that the Company has not set limits regarding director membership on public company boards, noting that they believe such limits are necessary to ensure directors are capable of devoting sufficient time to overseeing the management of the Company. One stockholder also requested additional information regarding the Company’s Board self-evaluation process, and another requested greater transparency around the Company’s pipeline product development, including anticipated timelines to approval and commercialization.

In response to stockholder feedback in 2021, the CNG Committee and Board responded by taking the following actions:

STOCKHOLDER RESPONSIVENESS

Stockholder Feedback	Responsive Action Taken	Impact of Action
Glaukos should provide enhanced disclosure regarding the composition and demographics of its workforce, including gender and ethnicity information

√    Increased disclosure of workforce demographic data; 2021 Sustainability Report, updated in April 2022 and published to the Company’s website at http://investors.glaukos.com, includes additional ethnic and gender diversity statistics on Glaukos workforce; Company also published its EEO-1 data, available at http://investors.glaukos.com.

Provides stakeholders with visibility into Company’s diversity, equity and inclusion progress; demonstrates Company’s commitment to transparency with respect to the diversity and inclusivity of its personnel

Company should disclose its efforts to promote an inclusive culture within its workforce	√ Employee DEI Taskforce established in 2021, creating a forum for employees to participate in championing diversity, equity and inclusive initiatives; backed by executive sponsors	Provides a voice for employees who are members of underrepresented communities to share ideas and opportunities to promote inclusiveness and diversity within the organization
Glaukos should create a strong tie between executive compensation and ESG performance	√ 2022 Executive Bonus Program for senior leadership team, including NEOs, includes achievement of ESG goals as one of 5 corporate objectives measured to determine short-term compensation award	Focuses leadership team performance on important ESG targets and demonstrates Company and management commitment to sustainability metrics deemed material to stakeholders
Company should address cybersecurity risk by setting challenging goals and detailing Board oversight in that area

√    2021 Sustainability Report, published in April 2022, contains enhanced, longer-term cybersecurity targets, including formalizing Company alignment with the NIST framework by 2025; augmented disclosure around the Board’s cybersecurity oversight is included in the section titled “Audit Committee” below

Creates accountability for Company to evaluate and update cyber systems and processes to current best practices, to better protect Company intellectual property and other resources from cyber threats, ransomware and other modern risks

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CORPORATE GOVERNANCE

Stockholder Feedback	Responsive Action Taken	Impact of Action
Glaukos should set limits regarding director membership on other public company boards

√    Corporate Governance Guidelines were revised by the Board in March 2022 to provide that no director should sit on more than four public company boards, including the Company, without prior approval of the Board; directors who are executive officers of a public company should not serve on more than two public company boards without prior approval of the Board

Ensures that Company directors can devote sufficient time and attention to their duties and obligations overseeing the Company’s management and affairs
Board should disclose greater detail regarding its robust self-evaluation process

√    Robust Board Self-Evaluation Process that is conducted each year by Board, assessing and rating such areas as Board composition, structure, oversight performance and interaction with management, as well as the performance of each individual director, is disclosed in the section titled “Board Evaluation Process” below

Allows Board to identify its own strengths and opportunities for improvement in its structure, composition and functioning, and provides valuable feedback to individual directors on their performance; provides full Board and individual director accountability

Company should provide greater transparency into status and progress of pipeline product development

√    Company disclosed detailed clinical trial data in early 2022, comparable to its 2021 disclosure, including 36-month interim data on its iDose® TR sustained-release travoprost implant, patient enrollment status in Phase 2 clinical trials for its iLution™ cream-based formulation for the treatment of both dry eye disease and presbyopia, and the 510(k) clearance from the US FDA for its iPRIME™ Viscodelivery System; in 2022, Company began providing quarterly summary of financial results and a pipeline product update to investment community; Company also ties executive compensation to the success of its pipeline product development through its performance-based equity award grants

Allows investors and potential investors to analyze the growth and value potential of the Company and motivates management to meet the disclosed timeframes for development and approval of pipeline

The Company and the CNG Committee listen to the input we receive from our stockholders, with the intention of responding to that input in an appropriate and thoughtful manner that considers the Company’s stage in its development cycle and its needs from a leadership and operational perspective. We believe we have responded fully and appropriately to the feedback received from stockholders through these outreach campaigns. We intend to continue the dialogue with our stockholders on these and other matters to ensure the Board of Directors is apprised of their views and governance and compensation best practices more broadly. In addition, our Board of Directors will regularly review the Company’s current corporate governance structure to ensure it continues to align the interest of the Company with its stockholders, and consider appropriate governance changes as the Company matures.

Director Independence

Under the rules of the New York Stock Exchange (the “NYSE”) and our Corporate Governance Guidelines, independent directors must comprise a majority of our Board of Directors. Under the NYSE rules, a director will only qualify as an “independent director” if our Board of Directors affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

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Our Board of Directors reviewed its composition and the independence of our directors and considered whether any director has a material relationship with us that could interfere with his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Messrs. Foley, Hoffmeister and Stapley, Drs. Kliman and Wen, and Mses. Weisner and Torres is “independent” as that term is defined under the rules of the NYSE. Mr. Burns is not an independent director as a result of his position as our Chief Executive Officer. In addition, our Board of Directors previously determined that William J. Link, Ph.D. was “independent” as that term is defined under the rules of the NYSE during his service on the Board through December 2021.

In making these determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining independence.

Board Leadership Structure

We have no policy requiring either that the positions of the Chairperson of the Board and our Chief Executive Officer be separate or that they be occupied by the same individual. Our Board of Directors believes that it is important to retain flexibility to allocate the responsibilities of the offices of the Chairperson of the Board and Chief Executive Officer in a way that is in our best interests and the best interests of our stockholders at the time it elects a new Chief Executive Officer or Chairperson of the Board, or at other times when consideration is warranted by circumstances. Our CEO, Thomas W. Burns, was appointed Chairman of the Board upon the resignation of our prior Chairman, Dr. William J. Link, in December 2021.

Pursuant to our Corporate Governance Principles, in the event the Chairperson of the Board is not an independent director, the independent directors will annually appoint from amongst themselves a Lead Independent Director with such responsibilities as the Board shall determine from time to time. If appointed, the Lead Independent Director has the following responsibilities:

●	Preside at all meetings of the Board at which the Chairperson of the Board is not present, including executive sessions of the independent directors;
●	Serve as liaison between the Chairperson of the Board and the independent directors;
●	Approve information sent to the Board;
●	Approve agendas for meetings of the Board;
●	Approve meeting schedules of the Board seeking to ensure that there is sufficient time for discussion of all agenda items;
●	Develop agendas for and call meetings of the independent directors when necessary or appropriate; and
●	Be available for consultation and direct communication if requested by major stockholders.

Because our Chairman is not an independent director, the independent members of the Board appointed Mr. Mark J. Foley as Lead Independent Director in December 2021. We believe the combined Chairman and CEO leadership role along with a Lead Independent Director enhances our Board’s ability to provide insight and direction on important strategic initiatives and, at the same time, promotes effective and independent oversight of management and our business.

The Board’s Role in Risk Oversight

Our Board of Directors, as a whole and through its committees, serves an active role in overseeing the management of risks related to our business. Our officers are responsible for day-to-day risk management activities. The full Board monitors risks through regular reports from each of the committee chairs, and is apprised of particular risk management issues in connection with its general oversight and approval of corporate matters. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisers regularly and as required. The Board, through its Audit Committee, also

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oversees the Company’s enterprise risk management program, which is administered by the Company’s legal and internal audit functions and facilitates the process of reviewing key external, strategic, operational and financial risks, including cybersecurity risks, as well as monitoring the effectiveness of the Company’s risk mitigation efforts.

Our Board of Directors manages specific areas of risk exposure through its committees of the Board of Directors as follows:

●	The Audit Committee serves an active role in overseeing the management of risks related to compliance and general operational matters, including without limitation, manufacturing, reimbursement, international expansion and cybersecurity. The Audit Committee receives regular assessments of risk related to compliance and operational matters and meets regularly with the functional leaders within the Company who manage such risks. The Audit Committee also assesses management’s identification and management of its enterprise risks, and its plans to monitor, control and minimize any risk exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls, oversees risks related to our compliance with legal and regulatory requirements, and meets regularly with our internal auditors and our independent registered public accounting firm.

●	The CNG Committee oversees, among other things, the assessment and management of risks related to our compensation plans, policies and overall philosophy and equity-based incentive plans. The CNG Committee also oversees the assessment and management of risks related to our governance structure, including Board leadership and management succession, and ESG, climate change, diversity and inclusion and human capital management-related matters.

Executive Compensation Risk

The CNG Committee identifies and considers risks related to our executive compensation, including during its review and approval of our executive compensation program. Our compensation programs are designed to reward our named executive officers and other employees for the achievement of the Company’s corporate strategies, business objectives and the creation of long-term value for stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The CNG Committee has concluded that the current executive compensation program does not encourage inappropriate or excessive risk-taking. In making its determination, the CNG Committee noted that each executive officer’s direct compensation under our executive compensation program consists primarily of a fixed base salary, an annual incentive bonus opportunity and long-term equity incentive awards. Annual incentive bonuses are balanced with long-term equity incentives, which are subject to multi-year vesting schedules or only vest upon the achievement of strategic performance objectives.

Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore the Board’s leadership structure, as described under “Board Leadership Structure” above, was not affected by risk oversight considerations.

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Committees of the Board of Directors

The Board has two standing committees: the Audit Committee and the Compensation, Nominating and Corporate Governance Committee. The written charters of these committees are available under “Corporate Governance” on our website at http://investors.glaukos.com. Additionally, in 2020, the Board formed the Equity Awards Committee, comprised of Mr. Burns, our Chairman and Chief Executive Officer, to approve equity grants to employees other than our senior leadership team, so long as such grants are within the guidelines established by our CNG Committee on an annual basis, and meet certain other limitations described in the Equity Awards Committee charter.

Director	Audit	Compensation, Nominating & Governance
Thomas W. Burns --Chairman--
Mark J. Foley --Lead Independent Director--		Chair
Marc A. Stapley	Chair
Aimee S. Weisner
David F. Hoffmeister
Gilbert H. Kliman, M.D.
Leana S. Wen, M.D.
Denice M. Torres

Independent Director Financial Expert Committee Member

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Audit Committee

Our Board of Directors determined that Messrs. Stapley and Hoffmeister, Ms. Weisner and Dr. Wen, who comprise our Audit Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the NYSE. Additionally, our Board of Directors has determined that each of Messrs. Stapley and Hoffmeister is an “audit committee financial expert” as defined by applicable SEC rules.

ur

Committee Members	Primary Responsibilities	Number of Meetings in 2021
Marc A. Stapley (Chair) David F. Hoffmeister Aimee S. Weisner Leana S. Wen, M.D.

•   Appointing, evaluating, retaining, approving the compensation of, and assessing the independence of our independent registered public accounting firm.

•   Overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm.

•   Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures.

•   Overseeing our internal control over financial reporting, disclosure controls and procedures and code of conduct.

•   Monitoring our internal audit function and overseeing the internal auditor.

•   Reviewing and approving or ratifying any related person transactions.

•   Monitoring enterprise risks including cybersecurity, operations and compliance.

•   Preparing the Audit Committee report required by SEC rules.

8

The Company has a full-time internal audit function that reports to the Audit Committee and the Chief Financial Officer, and is responsible for, among other things, reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls. The Audit Committee engages, terminates, determines compensation for, and oversees the independent registered public accounting firm, reviews the scope of the audit by the independent registered public accounting firm and inquiries into the effectiveness of the Company’s accounting and internal control functions. The Audit Committee also approves or ratifies any related person transactions, as described under “Transactions with Related Persons” below.

In addition to overseeing our internal controls over financial reporting and the work of our independent registered public accounting firm, the Audit Committee, which is comprised solely of independent directors, also monitors our enterprise risk assessment and management efforts. The Audit Committee receives quarterly reports from management regarding operational risks facing our Company, including risks related to manufacturing, facilities, accounting and our compliance with laws and regulations.

Additionally, as formalized in its charter in 2021, the Audit Committee also oversees the management of information and cybersecurity risk. Cybersecurity risk is a material component of our enterprise risk management program. We recognize the importance of maintaining the security of our information assets and the privacy of our employees, partners, customers and patients, and devote significant attention to information and cybersecurity controls and protections. While the Audit Committee reviews and oversees the Company’s information security efforts, senior leadership is responsible for the day-to-day management of cybersecurity risk and the design and implementation of policies, processes and procedures to identify and mitigate this risk. Glaukos’ security program is structured around the industry standards for security, including the National Institute of Standards and Technology (NIST) and the International Organization for Standardization, and we are working toward formal alignment with NIST standards by 2025. Our head of IT reports directly to the Chief Financial Officer, and reports to the Audit Committee on a semi-annual basis regarding the effectiveness of our information and cybersecurity program, its inherent risks, the plans and programs designed to address these risks and our progress in doing so.

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CORPORATE GOVERNANCE

Our cybersecurity response plan is comprised of Written Incident Response and Security policies as well as our Disaster Recovery Plan, which collectively outline our approach for the urgent management, communication, and successful resolution of any known or suspected unauthorized access to our information systems. Company personnel also undergo information security awareness testing and annual training. Employees who fail our phishing tests are required to complete additional training. External parties, including cybersecurity firms, have assessed our information and cybersecurity program. We use these findings, along with employee testing results, to analyze the effectiveness of our program and to identify opportunities to address and remedy any residual information and cybersecurity risks. In addition, we maintain cyber insurance to provide coverage in the event of a data breach incident.

Compensation, Nominating and Governance Committee

Our Board of Directors determined that Mr. Foley, Dr. Kliman and Ms. Torres, who comprise our CNG Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the NYSE. In making its independence determination for each member of the CNG Committee, our Board of Directors considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Committee Members	Primary Responsibilities	Number of Meetings in 2021
Mark J. Foley (Chair) Gilbert H. Kliman, M.D. Denice M. Torres

•   Determining our Chief Executive Officer’s compensation.

•   Reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our other executive officers.

•   Overseeing and administering our cash and equity incentive plans.

•   Reviewing and making recommendations to our Board of Directors with respect to director compensation.

•   Reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure.

•   Preparing the compensation committee report.

•   Identifying individuals qualified to become members of our Board of Directors.

•   Recommending to our Board of Directors the persons to be nominated for election as directors at each annual meeting of stockholders.

•   Evaluating the composition of each of our Board’s committees and making recommendations to the Board of Directors for changes or rotation of committee members.

•   Overseeing an annual self-evaluation and peer review of our Board of Directors.

•   Overseeing ESG, climate change, diversity and inclusion and human capital management related matters.

4

The CNG Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. In 2020, the Board formed the Equity Awards Committee, comprised of Mr. Burns, our Chief Executive Officer, to approve equity grants to employees other than our senior leadership team so long as such grants are within the guidelines established by our CNG Committee on an annual basis and meet certain other limitations described in the Equity Awards Committee charter. The CNG Committee has no current intention to further delegate any of its responsibilities to a subcommittee. The CNG Committee may confer with the Board in determining the compensation for the Chief Executive Officer. In determining compensation for executive officers other than the Chief Executive Officer, the CNG Committee considers, among other things, the recommendations of the Chief Executive Officer.

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CORPORATE GOVERNANCE

Pursuant to its charter, the CNG Committee is authorized to retain or obtain the advice of compensation consultants, legal counsel or other advisors to assist in the evaluation of director and executive officer compensation or in carrying out its other responsibilities. During fiscal 2021, the CNG Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant to evaluate the existing executive and non-employee director compensation programs and perform the services that are described in the Compensation Discussion and Analysis section below. FW Cook did not provide any other services to the Company during fiscal 2021. In connection with the compensation consultant services provided by FW Cook, the CNG Committee has assessed the independence of FW Cook and does not believe its work has raised any conflict of interest.

The CNG Committee oversees the Company’s ESG efforts. As described below under the heading “ESG and Sustainability,” this ESG oversight by the CNG Committee was formalized by a December 2020 amendment to the CNG Committee’s charter as part of the Company’s enhancement of its overall sustainability program. The CNG Committee also retains direct oversight of the Company’s human capital management process, including workforce diversity and inclusion; health, safety and wellness; philanthropy and volunteerism; training and development; and compensation and benefits. The CNG Committee also oversees the Board’s director evaluation process.

Meetings and Attendance

During fiscal 2021, our Board of Directors held four meetings, the Audit Committee held eight meetings and the CNG Committee held four meetings. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he or she served during the period he or she served in fiscal 2021. In addition, independent directors of our Board of Directors meet in regularly scheduled sessions without management.

It is the Board of Directors’ policy to invite and encourage directors to participate in our annual meeting of stockholders. At our virtual annual meeting of stockholders held during fiscal 2021, all of our directors participated other than Dr. William J. Link, who was unable to attend.

Succession Planning

The Board of Directors recognizes that advance planning for contingencies such as the departure, death or disability of the chief executive officer or other top executives is critical so that, in the event of an untimely vacancy, the Company has in place a succession plan to facilitate the transition to both interim and longer-term leadership. The designation of the chief executive officer, as in the case of other officers, is a decision for the Board of Directors. The Board, in a process overseen by the CNG Committee, reviews succession planning for the chief executive officer and other senior leaders on an annual basis.

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CORPORATE GOVERNANCE

Board Evaluation Process

The CNG Committee is responsible for overseeing the annual performance evaluation of our Board, which is a multi-step process designed to evaluate the performance of our Board, each of its committees and each individual director, as follows:

Step 1: Evaluation Questionnaire

Annually, each director completes an evaluation of the full Board. The evaluation is intended to provide each director with an opportunity to evaluate performance for the purpose of improving Board and committee processes and effectiveness. The detailed evaluation questionnaire, which is administered by the Company’s legal department, seeks quantitative ratings and qualitative comments in key areas of Board practice, and asks each director to evaluate how well our Board and its committees operate and to make suggestions for improvements. These key areas include Board composition and director participation, meeting procedures, materials and format, allocation and delegation of responsibilities among our Board and its committees and adequacy and availability of resources.

Step 2: Individual Interview

After completion of the evaluation questionnaires, individual oral peer evaluation interviews are facilitated by the Company’s General Counsel regarding the engagement and performance of the full Board and each individual director. This interview is conducted to assess the contribution and execution of each director and to ascertain feedback on strengths and opportunities for improvement among the directors. The feedback received during these interviews is conveyed, on an anonymous basis, to the directors it regards.

Step 3: Board Summary and Recommendations Implemented

The results are presented to the full Board, on an anonymous basis, for candid discussion and feedback. After receiving feedback resulting from the Board discussion, the CNG Committee recommends improvements for the Board to consider implementing, as needed.

Consideration of Director Candidates

Our Board of Directors and the CNG Committee will consider director candidates recommended for election to the Board of Directors by stockholders in the same manner and using the same criteria as that used for any other director candidate. The CNG Committee has not established any specific minimum qualifications that must be met by a director candidate. In evaluating a director candidate, the CNG Committee will consider whether the composition of the Board reflects the appropriate balance of independence, sound judgment, business specialization, understanding of our business environment, willingness to devote adequate time to Board duties, technical skills, diversity and other background, experience and qualities as determined by the CNG Committee. While our Board of Directors has no formal policy for the consideration of diversity in identifying director nominees, the CNG Committee seeks to have a board of directors that will collectively represent a diversity of backgrounds and experience and will endeavor to include women and individuals from minority groups in the qualified candidate pool from which any new director candidates will be drawn. We currently have three female directors, one director who self-identifies as Asian and one director who self-identifies as Hispanic.

Stockholders who wish to recommend a director candidate for consideration by the CNG Committee and the Board should submit their recommendation in writing to the Board no later than January 1 prior to the next annual meeting of stockholders together with the following information: (1) the name and address of the stockholder as they appear on the Company’s books or other proof of share ownership; (2) the class and number of shares of common stock of the Company beneficially owned by the stockholder as of the date the stockholder submits the recommendation; (3) a description of all arrangements or understandings between the stockholder and the director candidate and any other person(s) pursuant to which the recommendation is being made; (4) the name, age, business address and residence address of the director candidate and a description of the director candidate’s business experience for at least the previous five years; (5) the principal occupation or employment of the director candidate; (6) the class and number of shares of common stock of the Company beneficially owned by the director candidate; (7) the consent of the director candidate to serve as a member of our Board of Directors if elected; and (8) any other information that would be required to be disclosed with respect to such director candidate in solicitations for proxies for the election of

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CORPORATE GOVERNANCE

directors pursuant to applicable rules of the Securities and Exchange Commission (“SEC”). The CNG Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board of Directors.

Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the CNG Committee as described above) must deliver written notice to our Secretary in the manner described in our Amended and Restated Bylaws (“Bylaws”), and as described further under “Proposals of Stockholders and Director Nominations for 2023 Annual Meeting” below.

Board Attributes

Independence
1
87%
independent
7
Gender Diversity
3
38%
women
5
Underrepresented Communities
2
25%
diverse
6
Public Company Experience
1
87%
public co.
experience
7
Age
50s
3
60s
average
56.6
age
4
0
40s
1
30s
Tenure
<5 years
5-10 years
2
average
8.6
years
4
2
>10 years

Communications with the Board of Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate directly with members of the Board of Directors, the independent directors or the Chairman of the Board of Directors by submitting a communication in an envelope marked “Confidential” addressed to the “Board of Directors,” “Independent Members of the Board of Directors,” or “Chairperson,” as applicable, at: Glaukos Corporation, 229 Avenida Fabricante, San Clemente, California 92672. In addition, if requested by stockholders, when appropriate, the Chairperson of the Board or Lead Independent Director will also be available for consultation and direct communication with stockholders.

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CORPORATE GOVERNANCE

Policy on Pledging and Hedging of Company Shares

As part of our Insider Trading Policy adopted by our Board of Directors and applicable to our directors, officers and employees, their immediate family members sharing the same household and any entities such as trusts, partnerships, or corporations over which they have or share voting or investment control (collectively, “Insiders”), Insiders are not permitted to engage in any short sale of Glaukos securities, pledge shares as collateral for a loan or margin Glaukos securities in a margin account or purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Glaukos securities.

Code of Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A current copy of the code is posted under “Corporate Governance” on our website at http://investors.glaukos.com. To the extent required by rules adopted by the SEC and NYSE, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website at www.glaukos.com.

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CORPORATE GOVERNANCE

ESG and Sustainability

As we have grown to more than 700 full-time employees worldwide with five FDA-approved products and 16 disclosed pipeline products, so too has our commitment to creating a positive impact as a responsible corporate citizen. Over the course of 2021, we continued to invest significant time and resources into better understanding what drives sustainability at Glaukos, setting meaningful goals to challenge us to continue to improve our processes and achievements with respect to ESG matters. Continuing to grow and enhance our ESG policies and programs is a key priority for us now and in the future, which we believe will benefit all our stakeholders: our employees, customers, patients, investors and communities.

In 2021, our cross-functional Sustainability Council, which is lead by executive management and overseen by the CNG Committee of the Board, focused on peer benchmarking, engaging with stakeholders and increasing our disclosure of our ESG efforts and accomplishments. In April 2022, we published our third annual sustainability report covering the 2021 calendar year (“2021 Sustainability Report”). The 2021 Sustainability Report is posted under “Corporate Governance” on our website at http://investors.glaukos.com, and references the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) frameworks. We hope that our 2021 Sustainability Report reflects our dedication to continuous improvement and transparency. Below are highlights of our accomplishments and progress in 2021:

Diversity & Inclusion
●
Increased gender diversity on our Board to 38%
●
Increased Board members from underrepresented communities to 25%
●
Created DEI Forum of 12 global, cross-functional employees and executive sponsors to champion DEI initiatives
●
42% ethnically diverse U.S. workforce
●
40% female senior management team

●
Product Safety	● Zero product recalls ● Zero FDA enforcement actions taken ● Zero products on FDA’s MedWatch Safety Alerts
●
Environmental	● Received ISO 14001 Certification for San Clemente manufacturing facility ● Moving to create greenhouse gas (GHG) inventory for scope 1 and 2 GHG emissions data by 2023

Cybersecurity	● 100% of Glaukos users completed cybersecurity training ● 100% of employees who failed phishing tests completed additional training ● Moving toward formal alignment with NIST standards

Human Capital Management
●
82% of workforce participated in employee engagement survey
●
Expanded benefits available to employees, including child and elder care assistance, family planning, pet insurance, discounted health club memberships and onsite flu and COVID vaccinations and testing

Access & Affordability
●
Provided over 2,300 Photrexa® kits free of charge to uninsured patients
●
Donated over 200 iStent®worldwide to underserved glaucoma patients
●
Employees donated nearly $100,000 to local food banks at Thanksgiving
●
Glaukos Charitable Foundation donated over $200,000 to various charitable organizations

●

24 2022 PROXY STATEMENT | GLAUKOS CORPORATION

EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth certain information regarding our executive officers as of April 6, 2022:

Name	Age	Position
Thomas W. Burns	61	Chairman of the Board & Chief Executive Officer
Joseph E. Gilliam	46	President & Chief Operating Officer
Alex R. Thurman	52	Senior Vice President & Chief Financial Officer
Tomas Navratil	45	Chief Development Officer

See “Proposal One — Election of Directors” for information concerning the business experience of Mr. Burns. Information concerning the business experience of our other executive officers is set forth below.

Joseph E. Gilliam

Mr. Gilliam has served as our President and Chief Operating Officer since April 2022. Previously, he served as our Chief Financial Officer and Senior Vice President, Corporate Development from May 2017 to April 2022. He was responsible for the Company’s accounting, financing, business development, information technology, investor relations, regulatory, internal audit and quality franchises prior to his recent appointment. From 2013 to May 2017, he was a Managing Director in the Healthcare Investment Banking group at JPMorgan, where he led the Glaukos initial public offering for the firm. From 2000 to 2013, Mr. Gilliam held positions of increasing responsibility at JPMorgan and its predecessor organizations The Beacon Group and Chase Manhattan, with experience spanning mergers and acquisitions, primary and secondary public equity offerings, bank lending, bond offerings and other transactions. He started his career at PricewaterhouseCoopers LLP. Mr. Gilliam currently serves on the board of directors of Caris Life Sciences. Mr. Gilliam has a B.S. in accounting from the Kelly School of Business at Indiana University.

Alex R. Thurman

Mr. Thurman has served as our Senior Vice President & Chief Financial Officer since April 2022. Mr. Thurman initially joined Glaukos in July 2016 as Vice President, Global Tax and Administration and served as our Vice President, Finance from December 2016 to April 2022. He has been instrumental in building out the company’s finance organization by overseeing significant growth of the finance team, navigating the transition to SOX compliance, instituting the financial infrastructure to serve 17 new international direct sales markets and leading the integration of the company’s new ERP system from a financial perspective. Prior to Glaukos, he held increasingly responsible financial and tax leadership positions over 20 years at Allergan, Inc., Deloitte and Arthur Andersen. Mr. Thurman has a B.S. in accounting and Master of Accountancy in tax from Brigham Young University and received a CPA license (inactive) from the state of California.

Tomas Navratil

Dr. Navratil has served as our Chief Development Officer since April 2022. Previously, he served as our Senior Vice President, Research and Development from October 2020 to April 2022. He has nearly 20 years of experience in ophthalmic drug and medical device R&D and regulatory affairs spanning new chemical entities, novel medical devices, sustained release drugs and novel routes of administration, Phase 1-4 clinical programs, and regulatory submissions to the U.S. Food & Drug Administration, the European Medicines Agency, and regulatory authorities in Asia Pacific. From 2017 to October 2020, Dr. Navratil served in several leadership positions at the Nicox Group, including general manager of Nicox Ophthalmics, Inc. and executive vice president and global head of R&D for Nicox S.A. Prior to joining Nicox, he served as senior vice president of development at Envisia Therapeutics and Liquidia Technologies. Prior to those

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 25

positions, Dr. Navratil held several director-level positions in drug discovery, clinical research and development, and medical affairs at Parion Sciences and Inspire Pharmaceuticals. He has been issued multiple patents and authored multiple publications on ocular and pulmonary drug delivery and product development. Dr. Navratil was a Morehead Scholar and received his B.S. and Ph.D. in chemistry from the University of North Carolina at Chapel Hill

There are no family relationships between or among any of our executive officers or directors.

26 2022 PROXY STATEMENT | GLAUKOS CORPORATION

PROPOSAL 2 — ADVISORY APPROVAL OF NAMED
EXECUTIVE OFFICER COMPENSATION

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR” APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (as defined below under the heading “Compensation Discussion and Analysis”) as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to:

●	Attract and retain top-caliber executives: Executives receive base salaries and employee benefits that are market competitive and that permit us to hire and retain highly skilled individuals at all levels;
●	Pay for performance: A significant portion of the annual compensation for our executive leadership team is based on the company’s annual business performance and each individual’s contribution to that performance;
●	Reward both near-term results and long-term growth: Our compensation programs provide the opportunity to our executive leadership to be rewarded for achievement of both near-term and long-term value-generating results;
●	Align compensation with business performance: A significant portion of our executive leadership team’s compensation is tied to measures of performance for our business;
●	Align compensation with stockholder interests: The interests of our executive leadership team are linked with those of our stockholders through the risks and rewards of ownership of Glaukos stock; and
●	Reinforce succession planning process: The overall compensation program for our executive leadership team supports our robust succession planning process.

We urge stockholders to read the “Executive Compensation” section beginning on page 28 of this Proxy Statement which describes in more detail the key elements of our executive compensation program. The CNG Committee and the Board of Directors believe that our executive compensation program is appropriately designed to achieve the Company’s business objectives and create long-term value for our stockholders. Accordingly, we ask our stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as set forth under “Executive Compensation,” including the Compensation Discussion and Analysis, Summary Compensation Table and the related compensation tables and narrative disclosure in this Proxy Statement for the 2022 Annual Meeting of Stockholders.”

The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the CNG Committee. However, the CNG Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

We intend to provide our stockholders with an opportunity to approve the compensation of the Company’s Named Executive Officers each year at the annual meeting of stockholders.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 27

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the objectives of our executive compensation program and provides disclosure about the elements of compensation earned by and awarded to each of the executive officers identified in the “Summary Compensation Table,” whom we refer to in this section as our “Named Executive Officers” or “NEOs.” It also describes the philosophy of, and process followed by, our Compensation Committee in making compensation decisions and setting compensation policy for our Named Executive Officers.

28 2022 PROXY STATEMENT | GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

2021 Named Executive Officers

Our Named Executive Officers for fiscal year 2021 were:

Thomas W. Burns	President and Chief Executive Officer
Chris M. Calcaterra	Chief Operating Officer
Joseph E. Gilliam	Chief Financial Officer and Senior Vice President, Corporate Development

The NEOs were our only executive officers during 2021. Effective April 1, 2022, Mr. Burns became the Company’s Chairman and Chief Executive Officer (he was appointed Chairman of the Board in December 2021), Mr. Gilliam became the Company’s President and Chief Operating Officer, Alex R. Thurman became the Company’s Senior Vice President & Chief Financial Officer, Tomas Navratil became the Company’s Chief Development Officer, and Mr. Calcaterra became the Company’s Executive Vice President, Global Commercial Operations, and ceased to serve as an executive officer of the Company. As these leadership changes occurred after the end of the 2021 fiscal year, this Compensation Discussion and Analysis only focuses on the compensation paid or awarded to Messrs. Burns, Calcaterra and Gilliam in their roles during the 2021 year.

COVID-19 Continuing Impact

For Glaukos, the COVID-19 pandemic, including the Delta and Omicron variants that swept across the globe, continued to impact how we operated during 2021. Many of the response plans we implemented in 2020 were focused on protecting the health and safety of our employees and their families. The majority of these plans remained in place throughout 2021. Some of our suppliers faced materials and labor shortages that resulted in delays in our supply chain. This management team guided the Company and its employees through these challenges with minimal disruption to our customers and other stakeholders. Additionally, due to management’s decisive actions in 2020 to preserve cash and jobs for our employees and secure additional funds through a convertible bond offering, in 2021 we were able to continue to progress with our core research and development and clinical and pre-clinical projects to bring pipeline products to market, the greatest contributors to long-term value creation for our stockholders. The specific activities that we continued in 2021 included, among other things:

Employee Welfare

●	Remote workforce operations for eligible employees
●	Standard health and safety guidelines for required onsite employees, in compliance with all applicable regulations
●	Redesigned operation-critical production shifts to minimize employee-to-employee contact and reduce required onsite time
●	Implemented Communicable Disease and Illness Policy
●	On-site COVID-19 testing

Customer Support

●	Streamlined manufacturing and assembly processes to continue to produce product for customers; limited disruptions in supply chain to date
●	Offered digital program and tools to support our customers and clinical investigators in virtual environment

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EXECUTIVE COMPENSATION

2021 Say-on-Pay Stockholder Support and Engagement

Over 93% of our stockholders voted in favor of our executive compensation program at our 2021 Annual Meeting. As part of our annual stockholder engagement process, we spoke with the holders of approximately 60% of our outstanding shares in Fall 2021. The feedback we received, and the actions we have taken in response to the feedback, is described in the section above entitled “Stockholder Engagement and Responsiveness.” Our CNG Committee considers the input provided by our stockholders in shaping our executive compensation program and making compensation decisions.

2021 Accomplishments

Overall, we are proud of our performance in 2021 and would like to recognize the continued dedication and resiliency of our teams around the globe who remain steadfastly committed to their work in the face of continued COVID disruptions and other unforeseen external circumstances. Our ability to execute our plans illustrates not only our effective ongoing response to the current market environment, but also reflects the progress we continue to make towards our broader strategic vision.

Consider our key 2021 accomplishments:

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EXECUTIVE COMPENSATION

●One, we successfully executed in our current core franchises by driving new adoption and deeper penetration globally for our transformative MIGS and iLink™ solutions, realizing considerable improvement in the CMS 2022 final rule for the new Category 1 combo-cataract MIGS codes versus the proposed rule, and delivering a favorable IP settlement outcome.

●Two, we advanced our near-term pipeline, bringing a number of promising investigational therapies closer to becoming commercial realties, with favorable data announcements for iDose® TR, iStent® infinite, and iLink Epi-on™. We completed patient enrollment and randomization in our ongoing Phase 3 clinical program for iDose TR and advanced several other important products including iPrime™.

●Three, we progressed our earlier-stage pipeline programs with a newly-established licensing agreement with Attillaps, made encouraging R&D progress on preclinical programs such as iDose TREX™ and iDose ROCK, and most recently, commenced two Phase 2 clinical trials in dry eye disease and presbyopia.

●And four, we grew our global teams and infrastructure, concluded the implementation of a global systems upgrade, and completed our Avedro integration ahead of schedule despite the pandemic.

We believe the strong financial profile and capital position we’ve built has allowed us to remain on offense when it comes to successfully investing for our future, leaving us well-positioned for the next phase of our pioneering journey as we target several clinical, regulatory, and commercial milestones in 2022 and the many years ahead.

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EXECUTIVE COMPENSATION

Executive Compensation Highlights

●	2021 bonuses were paid according to the bonus plan’s formulaic funding, with no discretionary adjustments despite continued operational challenges and uncertainty due to the COVID-19 pandemic.
●	2021 performance-based equity awards are earned for receipt of regulatory approvals for designated products in development over a four-year measurement period. The decision to transition to pipeline-related milestones and a longer performance period was in response to shareholder feedback. The CEO’s 2021 equity was set with target value that was 50% performance-contingent.
●	2021 CEO pay was set following high performance in 2020, with the decision to increase 2021 CEO target total direct compensation by ~11% made against the back-drop of high total shareholder return at that time (our stock price increased by 38% during fiscal year 2020 and had one-year trailing total shareholder return on the date of the CEO’s 2021 long-term equity grant of 179% from 3/18/2020 to 3/18/2021). Salary, target bonus, and equity award decisions are made in the first fiscal quarter of the year and are based on performance in the prior year that is known at the time of the decision. CEO compensation is not guaranteed, and the value of bonus and equity are viewed as “opportunities” for compensation rather than as equivalent to a direct cash payment. The CNG Committee does not know the outcome of performance for the full year when decisions are made because there are over three more quarters remaining before the fiscal year is complete. The increase in 2021 CEO compensation was considerably less than the increase in shareholder value at the time 2021 CEO compensation decisions were made.
●	The fact that 2021 total shareholder return was lower than 2020 is reflected in the reduced 2022 CEO compensation opportunity that was set in Q1 2022. CEO target total direct compensation was reduced by the CNG Committee so that it is below the median and ~11% lower than 2021. The CEO’s 2022 annual equity grant value reflects a reduction of more than 13% compared to 2021. This was to recognize the year-over-year decline in our stock price of ~41% (~35% annual stock price reduction compared to the one-year anniversary of the 2021 CEO equity award). The lower 2022 grant value results in a 10% reduction to our CEO’s 2022 target total direct compensation relative to his target total direct compensation in 2021.
●	We believe the decline in stock price during 2021 was influenced by the publication by the U.S. Centers for Medicare & Medicaid Services (“CMS”) of proposed rules reducing 2022 payment rates for physicians and facilities when providing services using our iStent family of products. This CMS publication occurred after 2021 compensation decisions had been made, and were outside of the direct control of the executive team. The proposed 2022 reduced payment rates were released on July 13, 2021 and our stock price fell from a closing price of $73.57 on July 13 to a closing price of $57.18 the next day on July 14 (i.e., 22% single day reduction). The stock price settled near $50 within a week of the proposed rules publication. The final rules, which reflected a slight improvement from the proposal, were published in November 2021 and our stock price closed at $44.44 on December 31, 2021.

32 2022 PROXY STATEMENT | GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

Compensation Best Practices
What We Do		What We Don’t Do
✔	Incorporate Stockholder Feedback into Compensation Program Design	✘	No Excise Tax Gross-Ups
✔	Multiple Performance Metrics and Time Horizons for Long Term Incentive Compensation and Bonus Plan	✘	No Repricing or Buyouts of Stock Options
✔	Annual Independent Compensation Risk Review	✘	No Uncapped Incentives
✔	Double-Trigger Change in Control	✘	No Hedging, Derivatives, Pledging or Margin Accounts
✔	Share Ownership Guidelines (6x base salary for Chief Executive Officer)	✘	No Single-Trigger Cash Severance Payments upon a Change in Control
✔	Clawback Policy	✘	No Employment Contracts
✔	Independent Compensation Consultant:	✘	No Dividends or Dividend Equivalents on Unearned or Unvested Equity Awards
✔	Limited Perquisites

Executive Compensation Program and Objectives

Our executive compensation program for 2021 was intended to:

●	Attract and retain top-caliber executives: Executives receive base salaries and employee benefits that are market competitive and that permit us to hire and retain highly skilled individuals at all levels;
●	Pay for performance: A significant portion of the annual compensation for our executive leadership team is based on the company’s annual business performance and each individual’s contribution to that performance;
●	Reward both near-term results and long-term growth: Our compensation programs provide the opportunity to our executive leadership to be rewarded for achievement of both near-term and long-term value-generating results;
●	Align compensation with business performance: A significant portion of our executive leadership team’s compensation is tied to measures of performance for our business;
●	Align compensation with shareholder interests: The interests of our executive leadership team are linked with those of our shareholders through the risks and rewards of ownership of Glaukos stock; and
●	Reinforce succession planning process: The overall compensation program for our executive leadership team supports our robust succession planning process.

Our 2021 executive compensation program was comprised of three key elements, each of which was designed to further the program objectives listed above: (1) base salary; (2) annual bonus that is earned upon achievement of specified corporate and/or individual goals; and (3) long-term incentive compensation in the form of equity awards that are subject to both performance-based and time-based vesting requirements. We also provide 401(k) retirement benefits, an executive deferred compensation plan, executive physical, and severance benefits to our senior leadership team, including our NEOs.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 33

EXECUTIVE COMPENSATION

	Element	Description	Primary Design Objective
FIXED	Base Salary	● Annual fixed cash compensation	● Enables us to attract and retain top talent. Provide compensation for functional expertise and day-to-day responsibilities
AT RISK COMPENSATION	Annual Incentive (Performance Bonus)

●      CEO payout evaluated based 100% on achievement of corporate objectives

●      Other NEO payout evaluated based 75% on corporate objectives and 25% on individual objectives

●      Corporate goals are comprised of financial results, progress on product R&D and clinical trial goals

●      Executive equity election to receive bonus opportunity in restricted stock units or stock options

●      Align executive pay with the achievement of short-term business objectives and performance expectations; designed to help the Company achieve long-term strategic objectives and create long-term value for stockholders

●      Emphasize financial results by making them a key factor in determination of bonus, that ensures all NEO bonuses are tied to achievement of objective top-line sales growth target

●      Equity election incorporates stock price performance into bonus payment value. 15% premium added to provide incentive to convert bonus into equity, preserving cash for growth

Long Term Incentive

●      CEO’s performance-based restricted stock units (“PRSUs”) represent 50% of total equity value; remainder in time-based RSUs

●      1/3 of the value of the long term incentive awards for our other NEOs was allocated to PRSUs; remainder in time-based RSUs

●      PRSUs only vest based on the achievement of pre-determined targets aligned with the Company’s goals

●      Time-based RSUs vest over 4 years

●      Link the interests and risks of executives with those of our stockholders

●      Promote executive focus on long-term company performance through stock price and long-term operating performance that is expected to build long-term shareholder value

●      Time-based RSU vesting provides a retention incentive that is aligned with shareholders, even during periods of stock price volatility

The largest component of our compensation program is long-term incentive awards (based upon the grant date value). When combined with the target annual incentive award, the vast majority of executive compensation is “at risk,” or, in other words, dependent on the accomplishment of the Company’s business and financial objectives or the performance of the Company’s stock (or both, in the case of annual bonus awards granted in equity and the PRSUs). In the case of Mr. Burns, 89% of his 2021 target compensation is “at risk.” For our other Named Executive Officers, 83% of their average target compensation is “at risk.”

34 2022 PROXY STATEMENT | GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

Role of the Compensation, Nominating and Governance Committee

Pursuant to its charter, the CNG Committee has the authority to determine the amount of compensation given to each of the Named Executive Officers, as well as the overall executive compensation program. The CNG Committee annually evaluates the performance of each of the Named Executive Officers and determines compensation levels based on its performance evaluation. The CNG Committee also, among other things, reviews and approves our executive compensation elements, plans and policies, and is responsible for administering our equity incentive plans, including approving award grants under the plans. Executive compensation and senior management equity award grants are also approved by our Board of Directors as a whole. In performing its duties, the CNG Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other members of management, including the Named Executive Officers. The CNG Committee is also authorized to approve any severance benefits, deferred compensation and change-in-control benefits or any perquisites offered to our Named Executive Officers.

All CNG Committee members are deemed independent under applicable NYSE rules. None of our Named Executive Officers is a member of our CNG Committee or otherwise had any role in determining the compensation of our other Named Executive Officers, other than the Chief Executive Officer’s recommendations to the CNG Committee as to the compensation of the other Named Executive Officers.

Role of the Compensation Consultant

Pursuant to its charter, the CNG Committee is authorized to retain or obtain the advice of compensation consultants, outside counsel, experts or other advisors to advise the CNG Committee with respect to amounts or forms of executive compensation or in carrying out its other responsibilities. For 2021, the CNG Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The CNG Committee was directly responsible for the appointment and oversight of the compensation consultant. During 2021, FW Cook provided no services to Glaukos or its management other than its compensation consulting services provided in its capacity as the CNG Committee’s independent advisor on executive and non-employee director compensation.

In connection with the compensation consultant services provided by FW Cook in 2021, the CNG Committee assessed the independence of FW Cook pursuant to the SEC and NYSE rules and concluded that no conflict of interest exists.

Peer Companies

Below is a listing of the peer group companies used by the CNG Committee for 2021 comparative compensation purposes. The CNG Committee’s objective in selecting this peer group was to include a group of comparably-sized public companies in the life sciences sector, with an emphasis on pharmaceutical and biotechnology companies with commercialized products. We generally targeted peer companies in this field that had reported annual revenues of less than $1 billion (approximately 4x our 2020 revenue), and held a

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 35

EXECUTIVE COMPENSATION

market capitalization between $700 million and $7.5 billion (approximately 0.4x to 4.0x our market capitalization at the time of analysis). The CNG Committee believes that use of these criteria identifies the Company’s peers both for executive talent as well as for capital investment, based on the growth profile of the Company.

The peer group included the following 20 companies, which reflect the same group of companies used for setting 2020 compensation:

Peer Group
Aerie Pharmaceuticals	CryoLife	Insulet	Natus Medical
AtriCure	Globus Medical	Intersect ENT	Nevro
AxoGen	Haemonetics	iRhythm Technologies	Nuvasive
Cardiovascular Systems	ICU Medical	Luminex	Tandem Diabetes
CONMED	Inogen	Masimo	Wright Medical

The peer group used for 2021 executive compensation decisions was set in early May 2020, when the Company’s market cap was near the peer group median. Market cap was the primary metric for peer size since it directly affects stock price and equity award values. Glaukos’ market cap increased to near the 75th percentile of the peer group when 2021 pay decisions were made in March 2021. The CNG Committee reviews the peer group data as a reference point in assessing compensation decisions for the Named Executive Officers using its business judgment. Other factors considered when determining compensation levels include our objective of attracting and retaining highly qualified executives, and our goal of rewarding top performers to motivate and encourage high achievement. Finally, the CNG Committee notes that due to the rather narrow slice of the ophthalmology field within which the Company operates, the targeted talent pool from which to attract skilled leadership is narrow. As such, it will continue to revisit and revise its peer group in future years to ensure the Company remains competitive in its continuing recruitment and retention efforts.

Material Elements of Compensation

Base Salary

We provide an annual base salary to each of our Named Executive Officers to compensate them for performing their day-to-day services during the year. Salaries are reviewed annually by the CNG Committee and may be adjusted for the following year based on a variety of quantitative and qualitative factors, including each executive’s job responsibilities, experience, performance, and competitive market levels, as well as the recommendations of our Chief Executive Officer (except with respect to his own salary). No Named Executive Officer is entitled to any automatic base salary increases.

36 2022 PROXY STATEMENT | GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

The chart below shows the change in each Named Executive Officer’s base salary from fiscal 2020 to fiscal 2021. In setting 2021 base salary, the CNG Committee considered the extraordinary performance of the Company’s executive officers in managing the Company through the 2020 COVID-19 pandemic. They took note of the Company’s quick action to protect the health and safety of its employees, redesigning manufacturing and assembly work processes to minimize employee contact while maintaining sufficient levels of product to meet demand. Additionally, they took into consideration the decisive cost-saving initiatives the Company instituted, which resulted in approximately $25 million in reduced expenses, as well as the $287.5 million convertible notes financing the Company effected to raise capital while working remotely during the pandemic, which allowed the Company to avoid significant layoffs of employees and continue to advance development of its key strategic pipeline products, the greatest driver of long-term growth and value. The CNG Committee also noted that, notwithstanding the significant disruption to global sales caused by the pandemic, which at times dropped to 10% of pre-COVID levels, sales for 2020 remained relatively consistent with the prior year, decreasing only 5% from the prior year’s net sales. Additionally, when setting Mr. Gilliam’s base salary, the CNG Committee determined to bring it closer to the peer group median.

Even after giving effect to these changes, the base salary of each Named Executive Officer was below the median for the comparable position in our peer group.

Named Executive Officer	2020 Base Salary ($)	2021 Base Salary ($)	Increase ($)	Increase (%)
Thomas W. Burns	676,000	702,000	26,000	3.8
Chris M. Calcaterra	428,869	461,034	32,165	7.5
Joseph E. Gilliam	404,914	456,034	51,120	12.6

Annual Bonus

We provide our senior leadership team, including our Named Executive Officers, with a performance-based annual bonus opportunity. The purpose of this annual bonus is to provide competitive incentives for those employees who contribute to the Company’s success, and to align our executives’ short-term compensation opportunity with the Company’s business objectives and performance expectations. The annual bonus opportunity helps further our compensation objective of aligning executive pay with achievement of the Company’s short-term goals, which are designed to help the Company achieve its long-term strategic goals and create long-term value for our stockholders. We believe this allows us to compete for top talent and encourages our executives to perform at a high level by providing a near-term reward for that performance.

Annual Bonus Targets

The chart below indicates the target bonus opportunity for each of our Named Executive Officers for 2021, which is stated as a percentage of base salary and was not changed from 2020 levels. For 2021, total target cash (which consists of base salary and target bonus opportunity) for each of our NEOs was below the

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EXECUTIVE COMPENSATION

median for comparable positions in our peer group. Bonuses are capped at 200% of target for each executive.

Named Executive Officer	2020 Target Bonus (% of Base Salary)	2021 Target Bonus (% of Base Salary)	2021 Target Bonus ($)
Thomas W. Burns	100%	100%	702,000
Chris M. Calcaterra	65%	65%	299,672
Joseph E. Gilliam	65%	65%	296,422

Bonus Equity Election

Under our 2021 bonus plan, our executives can elect to receive all or a portion of their annual bonus in the form of stock options, RSUs or cash. The election is made at the start of the year, so that the final value of the bonus payout increases or decreases based on both achievement of bonus targets and stock price performance, and creates an opportunity for our executives to further align their interests with those of our stockholders.

To provide additional incentive for executives to elect equity and preserve cash and to create further alignment between our executives’ and stockholders’ interests, there is a 15% premium component to the conversion from the dollar value of the target bonus to the number of RSUs or stock options granted. The 15% premium was modeled on the 15% discount provided to employees who purchase shares of our common stock under the Glaukos Employee Stock Purchase Plan. If an executive were to elect to convert his or her cash bonus opportunity into an RSU award, then the executive would be granted a one-year performance stock unit award with respect to the targeted number of shares having a grant date value equal to the amount of the executive’s cash-denominated target bonus, plus the 15% premium to provide an incentive to convert cash to equity, based upon the closing market price on the date of grant. If an executive were to elect to convert his or her cash bonus opportunity into a stock option award, then the executive would be granted a one-year performance stock option award with respect to the targeted number of shares having a Black Scholes value, based upon the closing market price on the date of grant, equal to the amount of the executive’s cash-denominated target bonus, plus the 15% premium.

The number of RSUs or options that ultimately vest would be determined in the same manner as the cash bonuses that became payable under our 2021 bonus plan described above (i.e., the number of RSUs or options that vests is performance-contingent so that the percentage that vest will be the same as the payout percentage for target cash bonuses; in other words, if bonuses were earned at 90% of target, then 90% of the target bonus RSUs or options would vest).

For 2021, all of our NEOs elected to receive the full amount of their annual bonus in cash.

Award Design

The 2021 bonus plan was designed so that the Chief Executive Officer’s bonus was based 100% on the achievement of corporate objectives, while the other Named Executive Officers were based 75% on corporate objectives and 25% on individual performance. This structure reflects the Chief Executive Officer’s ultimate accountability for corporate performance during the year, while other executives with narrower responsibility are also accountable for performing their own functions.

Executive	% Corporate Objectives	% Individual Objectives
Chief Executive Officer	100%	0%
Other Named Executive Officers	75%	25%

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EXECUTIVE COMPENSATION

The earnout for revenue is subject to interpolation between the points shown. Actual revenue of $294 million exceeded the $272.8 million goal and resulted in a 255% earnout for the revenue portion of the bonus (weighted 50% of total bonus opportunity). The Milestone Goals and Individual performance may be scored above target based on the quality of achievement including timeliness, degree of success, and assessment of value creation that results.

●	Corporate Objectives

The Company’s corporate objectives for 2021 were established by the CNG Committee and the Board in March 2021, in consultation with our management team. Each objective was weighted to signify its importance to our short-term and long-term success and strategy. These goals were designed to be challenging but achievable and to align with the Company’s strategic plan and operating budget. These objectives were set when there was still much uncertainty around the ultimate impact of COVID, its variants and the government shutdowns on global sales and clinical and surgical operating dynamics.

Our 2021 corporate objectives included both financial and product or development milestones. The financial objectives reflect the importance of continued strong, but disciplined, growth of the Company and the Company’s goal of transforming the treatment of chronic eye diseases with novel therapies that provide sustainable solutions to important clinical needs. Our two business goals were selected to emphasize the significance of pipeline progress for an innovation-oriented growth company. The products underlying these strategic goals represent opportunities for the Company to expand its market with products that have the potential to offer significant advantages over the current standard of care.

o	Financial Objectives

Consistent with the Company’s goal of achieving continued growth, 50% of the 2021 bonus plan was earned based on our net sales for 2021. The CNG Committee set a net sales target of $272.8 million, which reflects a 21% increase over the Company’s 2020 net sales of $225.0 million. When setting this target, the CNG Committee considered the increasingly competitive landscape in our U.S. glaucoma franchise, as well as the CNG Committee’s desire to incentivize the NEOs to achieve top-line sales growth. The NEO’s would earn nothing under this metric unless the Company achieved net sales of more than $245.6 million in 2021, a nearly 10% increase over 2020 net sales and 90% of the target sales. The payout for the portion of each NEO’s bonus opportunity tied to this metric was eligible to range from 0% to 300% of the targeted amount, with the maximum payout capped at 10% overachievement of the sales target. The Company achieved net sales of $294.0 million in 2021, outperforming the target by approximately 8%. We believe the overachievement reflected a return to more normalized ophthalmic procedure levels following the rollout of the COVID-19 vaccines and the strong leadership of our management team notwithstanding the continuing impact of the pandemic on workforce arrangements, supply chain, international markets and headwinds created by reduced 2022 reimbursement rates announced by the U.S. Centers for Medicare & Medicaid Services in mid-2021 relating to procedures implanting trabecular bypass stents, such as our iStent products, in conjunction with cataract surgery.

The other financial corporate objective was to incur operating expenses of less than the Company’s adjusted non-GAAP budget of $292.4 million in 2021. When setting this financial objective, the CNG Committee took into account our continued global expansion within sales and marketing, the Company’s substantial investments into its product pipeline, such as clinical studies supporting our potentially market-expanding pipeline products, including the clinical trials for both the iDose delivery platform and the iStent infinite, as well as R&D efforts with our earlier stage programs such as our retinal and dry eye disease therapies. This goal reflected, on an adjusted non-GAAP basis, an increase of an estimated 24% over 2020 operating expenses,

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and took into account the Company’s need to undertake certain capital expenditures that had been postponed in 2020 as part of the Company’s aggressive cost-saving initiative at the outset of the pandemic, such as the buildout of our new corporate headquarters facility, as well as continuing to invest in our product pipeline development efforts. The payout for the portion of each NEO’s bonus opportunity tied to this metric was eligible to range from 0% to 150% of the targeted amount. The Company’s adjusted non-GAAP operating expenses in 2021 were approximately $271.7 million. Based on these results, the CNG Committee determined that this financial objective had been achieved and earned at 100% of target.

o	Strategic Objectives

The first business objective was the filing of pre-market approval application for the iStent infinite product with the U.S. Food & Drug Administration (“FDA”) by the end of the Company’s third fiscal quarter of 2021. This metric was chosen to emphasize the significant potential market opportunity presented by the iStent infinite, as the first iStent product to be approved for implantation on a standalone basis, and to motivate management to progress toward approval of this treatment alternative as expeditiously as possible. The Company filed a pre-market approval application with the FDA on September 3, 2021, prior to the end of the third quarter. Based on this filing date, the CNG Committee determined that the Company achieved 100% of this strategic objective.

The second business objective was completion and validation of the final product candidate for the Company’s iPRIME intraocular device. This product, a viscodelivery system, was chosen as a corporate objective for 2021 to reinforce the importance to the Company of developing a broad range of tools and treatment options for ophthalmic surgeons and other providers. The product candidate was completed and validated on August 31, 2021, well within the third quarter of 2021. The CNG Committee determined that the Company achieved 100% of this strategic objective.

The two Named Executive Officers other than the Chief Executive Officer had individual objectives (described below) comprising 25% of that portion of their bonus.

●	Calcaterra Individual Objectives

Mr. Calcaterra’s individual objectives for 2021 consisted of specific goals in the areas of global commercial sales, market access and marketing, including successful management of various regional product launches and oversight of global reimbursement access matters. Mr. Calcaterra also had individual objectives with respect to global commercial manufacturing matters, facilities management and clinical research, including the clinical trials for our pipeline products.

●	Gilliam Individual Objectives

Mr. Gilliam’s individual objectives consisted of specific goals in the areas of finance, quality, information technology, business systems, investor relations, internal audit and financial planning. This included integration of our corneal health Avedro subsidiary into our enterprise resource management system as well as a successful audit of both, overseeing successful regulatory and certification audits, implementation of several cybersecurity initiatives, establishment of all IT systems for new corporate headquarters, redesigning the investor relations website, and developing and launching an updated quarterly earnings announcement strategy. Mr. Gilliam also had individual objectives with respect to developing a global shared services platform to support administrative functions worldwide and integration of the glaucoma and corneal health quality organizations.

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Following the end of 2021, the Chief Executive Officer recommended, and the CNG Committee approved, achievement of 100% of each of Mr. Calcaterra’s and Mr. Gilliam’s individual objectives, and that 100% of the portion of each executive’s bonus tied to the individual objectives was earned. The determinations made by the CNG Committee with respect to the Company’s satisfaction of the corporate goals and the individual goals results in the following formulaic bonus plan achievement:

			Bonus Weighting
2021 Executive Bonus Goals	Target	Actual	CEO	Other NEOs	2021 Actual Achievement
2021 Net Sales Target*	$272.8 MM	$294.0 MM	50%	50%	255.4%
Meet or exceed (underspend) approved 2021 operating expense budget	$292.4 MM	$271.7 MM	20%	10%	100%
File PMA for iStent infinite FDA approval by Q3	100%	100%	15%	7.5%	100%
Complete and validate iPRIME final product candidate by Q3	100%	100%	15%	7.5%	100%

Individual Performance Goals:			-0-	25%	100%

Total Earned:					177.7%

* The net sales component of the bonus can be earned between 0-300% of target, but the individual bonuses are capped at 200% of target.

Actual Bonus Payout

For 2021, the CNG Committee determined that each NEO would be awarded a bonus equal to 177.7% of his target. Bonus payouts reflected the achievement of our NEOs against the corporate and individual, where applicable, goals determined for them at the start of the year. The CNG Committee determined that the bonus payout for the Company’s senior leadership would recognize and reward the effort and performance of our management team in achieving the Company’s near-term financial objectives and advancing toward the Company’s long-term goals to create greater value for our shareholders by bringing our pipeline products to market.

The values of the portion of the 2021 NEO bonuses earned pursuant to formulaic criteria is set forth in the table below.

Named Executive Officer	2021 Earned Bonus Value ($)	Actual Bonus as a % of Target
Thomas W. Burns	$1,247,524	177.7%
Chris M. Calcaterra	532,563	177.7%
Joseph E. Gilliam	526,787	177.7%

The deferred portion of Messrs. Burns’ and Calcaterra’s bonuses are included in the “2021 Earned Bonus Value” column in the table above.

2022 Bonus Plan

In March 2022, the CNG Committee approved the 2022 executive bonus plan issued under our 2015 Omnibus Incentive Compensation Plan. With regard to performance targets, the CNG Committee determined to focus on key operational initiatives for the corporate performance component, which include financial components similar to those measured in 2021 as well as strategic objectives tied to pipeline product approvals and pipeline product development accomplishments by the end of 2022. In addition, in response to shareholder feedback that the Company tie executive compensation to its ESG initiatives, the CNG Committee added a performance objective to achieve a certain number of the ESG goals disclosed in the Company’s 2021 Sustainability Report in order for the leadership team, including the NEOs, to earn a portion

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of their 2022 bonuses. The respective weightings of these 2022 bonus targets are consistent with those applied in 2021.

Ong-Term Incentives
Long-Term Incentives

The CNG Committee believes it is essential to provide long-term equity-based compensation to our executive officers in order to link both the interests and risks of our executive officers with those of our stockholders, which is a cornerstone of the Company’s pay for performance philosophy. Equity awards with a multi-year vesting schedule are designed to reward the creation and preservation of long-term stockholder value. Our management team follows the same philosophy: all employees in the Company receive annual equity grants, to foster a sense of ownership and align interests with those of our investors.

For 2021, long-term incentive compensation consisted of both time-based and performance-based equity grants. Performance-based equity consists of grants of equity that require the achievement of pre-determined operational or financial objectives in order to vest. Additionally, like all equity grants, the value of performance-based equity increases if the price of the Company’s common stock increases. The CNG Committee believes that the use of performance-based equity advances multiple goals that benefit both the Company and stockholders. Performance-based equity grants incentivize the achievement of the Company’s long- and short-term strategic goals, they motivate executives to work hard to increase the value of the Company, as evidenced by increased stock price, and they encourage executives to remain employed with the Company.

Both the time-based and the performance-based portions of our CEO’s 2021 equity grant were designed to be provided half in RSUs and half in stock options. Our other NEO’s awards were designed as one-third time based RSUs, one-third time-based options and one-third performance based RSUs. Our executives were given the opportunity to convert the time-based stock option portion of their equity award into RSUs with equivalent value, to convert the time-based RSU portion of their equity award into stock options with equivalent value and to convert the performance-based RSU portion of their equity grant into performance-based stock options with equivalent value and the same long-term performance goals. Mr. Burns was additionally provided the opportunity to convert the performance-based stock option portion of his award into PRSUs with equivalent value and the same long-term performance goals. The opportunity to elect to have full value shares granted as options affords those executives greater potential reward in exchange for the lack of guaranteed value from an RSU. The CNG Committee views this election to convert full value shares to options as supporting the Company’s entrepreneurial spirit of growth, and the conversion of options to full value shares as providing a strong retention incentive. Each of Messrs. Burns, Calcaterra and Gilliam chose to receive all of their 2021 time-based and performance equity in the form of RSUs.

In 2021, 50% of the equity grant value for our CEO, Mr. Burns, was in the form of performance-based equity to align Mr. Burns’ interests with those of our stockholders and require him to achieve critical long-term growth goals in order to earn half of his award. The other half of Mr. Burns’ 2021 equity grant was granted in the form of time-based RSUs. Our other NEOs’ 2021 long-term incentive equity grants were provided two-thirds in time-based RSUs and one-third in performance-based RSUs.

2021 Named Executive Officer Equity Grants

The CNG Committee considered several factors when determining 2021 equity award sizes, including peer group data and management’s strong leadership and performance during the operationally challenging times of 2020. The CNG Committee noted that senior leaders had preserved jobs, protected core research and development programs and maintained a financially strong organization despite the COVID headwinds it faced. The CNG Committee also considered the level of grant that it believed would be appropriate to provide

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strong retention value and more closely link our Named Executive Officers’ compensation to our stockholders’ interests.

The following table shows the intended target total annual equity grant value awarded to each Named Executive Officer in 2021, and the number of time-based RSUs and PRSUs granted based on the 2021 performance and compensation review process.

Named Executive Officer	Time-Based RSUs (#)	Time-Based RSU Target Value ($)	PRSUs (#)	PRSUs Target Value ($)	Total Target 2021 Equity Grant Value ($)
Thomas W. Burns	30,835	$2,650,000	30,835	$2,650,000	5,300,000
Chris M. Calcaterra	15,499	$1,333,333	7,773	$666,667	2,000,000
Joseph E. Gilliam	15,499	$1,333,333	7,773	$666,667	2,000,000

●	2021 Time-Based RSUs

The equity grants of time-based RSUs to our Named Executive Officers in 2021 vest over four years, with 25% of the RSUs vesting and being delivered on each of the first four anniversaries of the grant date.

●	2021 Performance-Based RSUs

For 2021, 50% of our CEO’s 2021 equity awards was in the form of performance-based equity and 33.3% of our other Named Executive Officers’ equity awards was in the form of performance-based equity.

The performance-based equity granted to our executives in 2021 may be earned based upon receipt of regulatory approvals for certain designated products in development obtained over a four-year performance period. The performance period was chosen in response to stockholder feedback about aligning compensation with achievement of ESG goals such as product innovation, and the CNG Committee believes it adds additional retention incentive and motivates executives to create long-term value for the Company. The CNG Committee recognized that bringing new products to market is the most effective way for the Company to grow in sales and overall value to our stockholders. By incentivizing the approvals necessary to commercialize our many pipeline products, the CNG Committee created even greater alignment between our executives and our investors. Additionally, these performance targets are required to be met within four years, putting a tight timeframe on the window to earn the full equity grant and encouraging our management team to get products to market as promptly as possible. The CNG Committee believes that these performance goals are rigorous because many medical products do not meet the stringent approval requirements of the FDA or in the EU, and these goals will help the Company achieve its strategic and operational goals and create long-term value.

Performance is measured by FDA or European Union product approvals, with 50% of the target award earned for each designated product that receives marketing approval from the FDA, and 25% earned for each designated product that receives a CE Mark in the European Union. Fifty percent of earned awards vest 90 days after achievement, with the remaining 50% of the earned portion vesting one year after achievement. The maximum potential payout under this grant is 250% of the target, and all approvals must be received by the end of fiscal year 2024, or filed by June 30, 2024 and subsequently receive approval.

On January 6, 2022, the Company received FDA clearance of its iPRIME Viscodelivery System, which was one of the designated pipeline products subject to the performance grant. Based on this clearance, each of our NEOs earned 50% of his 2021 performance-based equity grant. Half of these earned shares vested on April 6, 2022, ninety days after the approval was received, and the other half will vest on January 6, 2023, one year after the approval date. The Company believes that the FDA approval for a product in this time frame reflects excellent performance on the part of our management team and notes that the Company’s stock price has increased since the approval from a closing price of $45.34 on January 6, 2022 to a closing price of over $60 between April 1, 2022 and April 13, 2022.

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2022 CEO Long-Term Equity Grant

In 2022, the CNG Committee determined that Mr. Burns’ target equity grant value for 2022 should be $4.6 million, reflecting a 13% reduction from his target equity grant value in 2021. This equity grant reduces Mr. Burns’ target total direct compensation for 2022 by approximately 10% from its 2021 level, resulting in target total direct compensation slightly below the peer group median.

When determining 2022 equity award size for our CEO, the CNG Committee considered several factors, including peer group data and the Company’s stock price performance over the prior year. The CNG Committee noted that, notwithstanding the Company’s significant progress in its pipeline product development and strong financial performance during 2021, the Company’s stock price declined during 2021. The CNG Committee considered the level of grant that it believed would be appropriate to provide strong retention value and more closely link Mr. Burns’ compensation to our stockholders’ interests.

Our CEO’s 2022 equity grants are provided using the same value mix as 2021, with 50% of our CEO’s 2022 equity awards in the form of performance-based equity. The performance-based equity granted to our executives in 2022 will be earned based upon development and clinical advancement of certain pipeline pharmaceutical products over a four-year performance period.

The following table shows Mr. Burns’ target total annual equity grant value and target total direct compensation for 2021 and 2022, and degree of change between them.

Named Executive Officer	Target Total 2021 Equity Grant Value ($)	Target Total 2022 Equity Grant Value ($)	Reduction in Target Total Equity Grant Value (%)	Target Total Direct 2021 Compensation ($)	Target Total Direct 2022 Compensation ($)	Reduction in Target Total Direct Compensation (%
Thomas W. Burns	5,300,000	4,600,000	(13%)	6,703,000	6,060,000	(10%)

2020 Performance-Based Equity Grant

Performance-based equity comprised 50% of the total value of our CEO’s 2020 long-term equity grant, and made up one-third of the value for our other NEOs. Goals for our 2020 performance-based equity awards were set prior to the COVID-19 pandemic and no changes were made to recognize the impact of the economic shutdown.

The performance-based equity granted to our executives in 2020 is earned based on pre-determined 2020-2022 revenue goals for the Avedro corneal health operations acquired in late 2019. Between 0%-200% of the target award can be earned based on the Company’s under- or over-achievement of the three-year Avedro revenue goals. Earned awards vest when the CNG Committee determines the corneal health revenue achievement at the end of the full three-year performance period, but vesting for up to one-third of the target options or PRSUs may be earned after each of year one and year two based on achievement of annual revenue goals. No more than one-third of the target number of options or PRSUs can vest in each of years 1 and 2 (i.e., above-target performance can only be earned after the end of the three-year performance period).

The target corneal health revenue for 2021, as set by our CNG Committee prior to the COVID- 19 global lockdown, was $75 million, representing an approximately 47% increase over the 2020 target Avedro revenue. The threshold to vest in any portion of the possible one-third of the award for 2021 was $60 million, or 80% of the target. The CNG Committee believed that this was a rigorous goal based upon Avedro’s operating history. The Company actually achieved corneal health net sales of approximately $62.0 million, or 83% of the target. This level of sales resulted in 57% of the total possible year one equity grants being earned for each NEO for 2021.

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Severance Benefits

We have entered into executive severance and change in control agreements with each of our senior team leaders, including our three executive officers, Messrs. Burns, Calcaterra and Gilliam. The level of each executive’s severance benefits has been determined to be appropriate by the CNG Committee, which believes that severance benefits, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. We believe these potential benefits helped us to assemble a qualified senior leadership team. The payments and benefits provided under our severance and change in control arrangements are designed to provide our Named Executive Officers with treatment that is competitive with market practices.

As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” each of the Named Executive Officers would be entitled to severance benefits in the event of an involuntary termination of employment by us without “cause” or a resignation for “good reason” (each as defined in the executive severance and change in control agreements). The change in control severance benefits are subject to a double trigger, and the Named Executive Officers are not entitled to their cash severance benefits merely because a change in control transaction occurs. The amount of each Named Executive Officer’s severance benefits is increased in connection with a qualifying termination in connection with or following a change in control in order to encourage our Named Executive Officers to remain employed with us, and focus on the creation of value for stockholders, during an important time when their prospects for continued employment following a change in control transaction may be uncertain.

No Named Executive Officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances. Additionally, no new or amended employment agreements were entered into with any of our NEOs since the date of the 2021 Annual Meeting of Stockholders. All members of the Compensation Committee during fiscal 2021 were independent directors and none of them are current or former employees or officers of the Company or had any relationship with us during fiscal 2021 requiring disclosure of certain transactions with related persons under SEC rules.

Other Benefits

All full-time employees, including our Named Executive Officers, are eligible to participate in the Company’s health and welfare benefits, our 401(k) Plan with a company-sponsored match component and our Employee Stock Purchase Plan. Our Named Executive Officers are also eligible for an annual executive physical.

We have also adopted and maintain the Glaukos Corporation Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan permits our management or highly compensated employees, including all of our Named Executive Officers, to elect to defer base salary and annual incentive compensation pursuant to the terms of the Deferred Compensation Plan. Further details on this Deferred Compensation Plan are provided below under the heading, “Nonqualified Deferred Compensation Plans.” As noted below, each of Messrs. Burns and Calcaterra participated in the Deferred Compensation Plan during 2021.

Stock Ownership Policy Applicable to Executive Officers

In 2019, the CNG Committee adopted a Stock Ownership Policy that requires our executive officers to maintain a meaningful equity stake in our Company. These guidelines require our Chief Executive Officer to own shares of our common stock having a value equal to at least six times his annual base salary, and each of our other Named Executive Officers to own shares of our common stock having a value of at least three times the executive’s annual base salary. Shares subject to stock options and unvested PRSUs are not considered owned by the executive for purposes of this Policy. Each Named Executive Officer is required to meet the minimum stock ownership requirement within five years from the date on which they become subject to the guidelines. As of January 1, 2022, all of our NEOs were in the initial five-year grace period.

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Policy on Pledging and Hedging of Company Shares

As further described in the section titled “Corporate Governance—Policy on Pledging and Hedging of Company Shares,” our Board of Directors has adopted anti-pledging and anti-hedging policies that prohibit our executive officers from pledging Glaukos securities or engaging in hedging transactions.

Clawback Policy

In 2018, in response to stockholder feedback, the CNG Committee decided to create greater accountability for our executive officers by adopting a policy regarding the recoupment of certain incentive compensation payments. Pursuant to this policy, our Board of Directors or the CNG Committee shall, if it deems appropriate under certain circumstances, require reimbursement or cancellation of all or a portion of any short- or long-term cash or equity incentive payments or awards to our executive officers. This reimbursement requirement would apply when the amount of any such payment or award was determined based upon the achievement of financial results that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirements under federal securities laws, and such restatement was the result of misconduct, if a lesser, or no, payment or award would have been earned based upon the restated financials and the payment or award was received in the three years preceding the date of the restatement.

Policy with Respect to Section 162(m)

Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former Named Executive Officer that exceeds $1.0 million during the tax year. Certain awards granted before November 2, 2017 may qualify for an exception to the $1.0 million deductibility limit.

As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the CNG Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Compensation Committee Report

The CNG Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation, Nominating and Governance Committee of the Board

Mark J. Foley (chair)

Gilbert H. Kliman, M.D.

Denice M. Torres

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Summary Compensation Table for Fiscal Years 2021, 2020 and 2019

The following table provides information regarding the compensation of our Named Executive Officers during 2021, 2020 and 2019.

Name and principal position	Year	Salary ($)(1)	Bonus ($)		Stock awards ($)(2)	Option awards ($)(2)		Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Thomas W. Burns	2021	$702,000	$	----	$5,299,920	$	---	$1,247,524	$10,700	$7,260,144
President and Chief	2020	$608,400		$160,250	$2,524,400		$2,350,012	$374,166	$1,014	$6,019,242
Executive Officer (5)(6)	2019	$643,750		$—	$3,416,322		$1,651,000	$—	$5,488	$5,716,560

Chris M. Calcaterra	2021	$461,034	$	---	$1,199,996	$	---	$532,563	$8,700	$2,202,293
Chief Operating Officer (5)(6)	2020	$385,982		$70,909	$89,997		$1,515,982	$93,720	$2,471	$2,159,061
	2019	$408,446		$—	$916,088		$439,166	$274,488	$10,400	$2,048,588

Joseph E. Gilliam	2021	$456,034	$	---	$1,199,996	$	---	$526,787	$8,700	$2,191,517
Chief Financial Officer and	2020	$364,423		$66,946	$84,960		$1,500,006	$138,651	$8,400	$2,163,386
SVP, Corporate Development (6)	2019	$385,632		$—	$874,704		$439,166	$300,793	$10,400	$2,010,695

(1)	Amounts reported for 2020 salary reflect temporary salary reductions effected due to the COVID-19 pandemic. The 2020 annual base salary rate for Mr. Burns, before giving effect to such reduction, was $676,000; for Mr. Calcaterra, $428,869; and for Mr. Gilliam, $404,914.
(2)	The amounts shown represent the grant date fair values of stock and option awards granted in the year indicated as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values of equity awards made to executive officers in 2021, see Note 9, Stock-Based Compensation, to our Notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

2021 Performance RSUs: The amounts reported in the stock awards column for 2021 include the grant date fair value of PRSUs granted to each of Messrs. Burns, Calcaterra and Gilliam pursuant to each such executive’s election to receive all of his 2021 long-term performance equity grant in the form of RSUs that only vest upon the achievement of a pre-determined operational target over a multi-year performance period. For Mr. Burns, this constituted 50% of the total target value of his 2021 long-term incentive equity grant, and for Messrs. Calcaterra and Gilliam, this constituted 33% of the value of each of their respective 2021 long-term incentive equity grants, with the remainder being issued in the form of time-based RSUs. The grant date fair value of the PRSUs was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The PRSUs are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the PRSUs of $2,649,960 for Mr. Burns and $668,012 for each of Messrs. Calcaterra and Gilliam. If the maximum performance level is achieved during the performance period, the grant date fair value for the PRSUs would be $6,624,900 for Mr. Burns and $1,670,029 for each of Messrs. Calcaterra and Gilliam. For a more detailed description of these grants of the PRSUs, please see “Material Elements of Compensation—Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above.

(3)	The amounts reported in the column for Messrs. Burns and Calcaterra for 2021 includes amounts that were deferred under our Deferred Compensation Plan described below.
(4)	Consists of Company matching contributions to the executive’s 401(k) plan contributions and the Company’s payment for an annual executive physical.
(5)	The base salary amounts for Messrs. Burns and Calcaterra for 2019, 2020 and 2021 include the amounts that were deferred under our Deferred Compensation Plan described below.
(6)	Effective April 1, 2022, after the end of the 2021 fiscal year, (i) Mr. Burns became the Company’s Chairman and Chief Executive Officer, (2) Mr. Calcaterra became the Company’s Executive Vice President, Global Commercial Operations and ceased to serve as an executive officer of the Company, and (iii) Mr. Gilliam became the Company’s President and Chief Operating Officer.

Executive Employment Offer Letters

On July 10, 2014, we entered into employment offer letters with Messrs. Burns and Calcaterra, and on February 3, 2017, we entered into an offer letter with Mr. Gilliam. The offer letters provide Messrs. Burns and Calcaterra with an annual base salary of $525,000 and $320,000, respectively, and a target bonus opportunity of 70% and 40% of base salary, respectively. Mr. Gilliam’s offer letter provides him an annual

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base salary of $360,000 and a target bonus opportunity of 50% of base salary. As described above in the Compensation Discussion and Analysis, each executive’s annual bonus is based upon the achievement of specific corporate or individual performance objectives determined by our Board. Base salary and bonus opportunity percentages are reviewed by our Board at least annually for adjustments.

Messrs. Burns, Calcaterra and Gilliam are also entitled to receive all employee benefits that we customarily make available to employees in comparable positions, including participation in our equity plans. Additionally, Messrs. Burns, Calcaterra and Gilliam continue to be subject to the patent, copyright and non-disclosure restrictive covenants agreement each executed at the time of employment. None of our NEOs entered into a new or amended employment agreement with the Company since the date of our 2021 Annual Meeting of Stockholders.

2021 Grants of Plan-Based Awards

The following table summarizes information about the non-equity incentive awards and equity-based awards granted to our Named Executive Officers in 2021:

								2021	2021	Exercise
		Estimated Future Payouts Under			Estimated Future Payouts Under			Stock Awards:	Option Awards:	or Base	Grant Date
		Non-Equity Incentive Plan			Equity Incentive Plan			Number of	Number of	Price of	Fair Value
		Award ($)(1)			Awards (#)(1)			Shares	Securities	Option	of Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock or	Underlying	Awards	Option
Name	Date	($)	($)	($)				Units (#)	Options (#)	($/Sh)	Awards ($)(2)
Thomas W. Burns
Time-Based RSUs	3/18/2021	—	—	—	—	—	—	30,835	—	—	2,649,960
PRSUs	3/18/2021	—	—	—	7,709	30,835	77,088	—	—	—	2,649,960
Annual Cash Bonus	4/1/2021	351,000	702,000	1,404,000	—	—	—	—	—	—	—

Chris M. Calcaterra
Time-Based RSUs	3/18/2021	—	—	—	—	—	—	15,499	—	—	1,331,984
PRSUs	3/18/2021	—	—	—	1,943	7,773	19,433	—	—	—	668,012
Annual Cash Bonus	4/1/2021	149,836	299,672	599,344	—	—	—	—	—	—	—

Joseph E. Gilliam
Time-Based RSUs	3/18/2021	—	—	—	—	—	—	15,499	—	—	1,331,984
PRSUs	3/18/2021	—	—	—	1,943	7,773	19,433	—	—	—	668,012
Annual Cash Bonus	4/1/2021	148,211	296,422	592,844	—	—	—	—	—	—	—

(1)	Incentive plan awards consist of (i) annual cash bonuses payable under our 2021 executive bonus plan; and (ii) awards of PRSUs that only vest upon the achievement of pre-determined operational goals. The PRSUs vest over a four-year performance period, with a maximum potential program payout of 250% of target if all operational goals are achieved within the performance period. Please see “Material Elements of Compensation—Base Salary,” “Material Elements of Compensation—Annual Bonuses” and “Material Elements of Compensation—Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above.
(2)	The amounts shown represent the grant date fair values of stock awards granted in the year indicated as computed in accordance with FASB ASC Topic 718 and, in the case of the PRSUs, based upon the probable outcome of the applicable performance conditions. For a discussion of valuation assumptions used to determine the grant date fair values of equity awards made to executive officers in 2021, see Note 9, Stock-Based Compensation, to our Notes to the consolidated financial statements included in our Annual Report on Form 10- K for the year ended December 31, 2021.

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Outstanding Equity Awards at 2021 Fiscal Year-End

The following table presents information concerning equity awards held by our named executive officers as of December 31, 2021.

a	w
		Option awards								Stock awards
		Grant	Number of securities underlying unexercised options (#)			Equity incentive plan awards: Number of securities underlying, unexercised unearned		Option exercise	Option expiration	Number of shares or units of stock that have not		Market value of shares or units of stock that have not	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Name		date	Exercisable	Unexercisable		options (#)		price ($)	date	vested (#)		vested ($)(1)	(#)		($)(1)
Thomas W. Burns		7/10/2014	520,000	—		—		7.275	7/10/2024
		3/10/2016	275,000	—		—		16.49	3/10/2026
		3/15/2017	180,000	---		—		45.71	3/15/2027
		3/14/2018	249,375	16,625	(4)	—		30.92	3/14/2028
		3/14/2019	—	—		—		—	—	9,708	(5)	431,424	—		—
		3/14/2019	34,375	15,625	(4)	—		69.30	3/14/2029
		3/12/2020	—	—		—		—	—	—		—	20,035	(2)	890,355
		3/12/2020	—	—		—		—	—	22,539	(5)	1,001,633	—		—
		3/12/2020	28,512	36,658	(4)	—		39.10	3/12/2030
		3/12/2020	—	—		59,522	(3)	39.10	3/12/2030
		12/17/2020	—	—		—		—	—	1,463	(6)	65,016	—		—
		12/17/2020	—	—		—		—	—	926	(6)	41,151	—		—
		3/18/2021	---	---		---		---	---	30,835	(5)	1,370,307	---		---
		3/18/2021	---	---		---		---	---	---		---	30,835	(2)	1,370,307

Chris M. Calcaterra		3/15/2017	80,000	---		—		45.71	3/15/2027
		3/14/2018	75,469	5,031	(4)	—		30.92	3/14/2028
		3/14/2019	—	—		—		—	—	3,156	(5)	140,253	—		—
		3/14/2019	9,143	4,157	(4)	—		69.30	3/14/2029
		3/12/2020	22,649	29,120	(4)	—		39.10	3/12/2030
		3/12/2020	—	—		23,637	(3)	39.10	3/12/2030
		4/1/2020	4,562	---		---		28.78	4/1/2030
		12/17/2020	—	—		—		—	—	645	(6)	28,664	—		—
		12/17/2020	—	—		—		—	—	588	(6)	26,131	—		—
		3/18/2021	---	---		---		---	---	15,499	(5)	688,776	---		---
		3/18/2021	---	---		---		---	---	---		---	7,773	(2)	345,432
Joseph E. Gilliam(7)		5/05/2017	235,000	---		—		41.69	5/05/2027
		3/14/2018	32,969	5,031	(4)	—		30.92	3/14/2028
		3/14/2019	—	—		—		—	—	3,156	(5)	140,253	—		—
		3/14/2019	9,143	4,157	(4)	—		69.30	3/14/2029
		3/12/2020	19,265	31,201	(4)	—		39.10	3/12/2030
		3/12/2020	—	—		25,326	(3)	39.10	3/12/2030
		12/17/2020	—	—		—		—	—	609	(6)	27,064	—		—
		12/17/2020	—	—		—		—	—	555	(6)	24,664	—		—
		3/18/2021	---	---		---		---	---	15,499	(5)	688,776	---		---
		3/18/2021	---	---		---		---	---	---		---	7,773	(2)	345,432

(1)	The reported value of these stock awards is based upon a stock price of $44.44, which was the closing market price of the Company’s common stock on December 31, 2021, the last trading day of the Company’s 2021 fiscal year.
(2)	The reported grants are awards of PRSUs that only vest upon the achievement of pre-determined operational goals during a multi-year performance period, as described in more detail under the heading “Material Elements of Compensation— Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above.

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(3)	The reported grants are awards of performance-based stock options that only vest upon the achievement of pre-determined operational goals and, for the first two years of the multi-year performance period, are subject to adjustment for underachievement but not for overachievement.
(4)	These options vest over four years from the grant date, with 25% vesting on the one-year anniversary of the grant date and the remaining amount vesting in equal monthly installments over the following 36 months.
(5)	This stock award vests over four years, with 25% vesting annually on each anniversary of the grant date.
(6)	This stock award vests over three years, with 33% vesting on each of January 1, 2022, January 1, 2023 and January 1, 2024.
(7)	The number of shares reported do not reflect the transfer of the economic interest of a portion of the indicated stock option and RSU awards to Mr. Gilliam’s former spouse pursuant to a domestic relations order, as previously reported in Reports on Form 4 filed with the SEC on May 8, 2019 and December 21, 2020.

Option Exercises and Stock Vested in Fiscal 2021

The following table presents information regarding the options exercised by each Named Executive Officer and the common stock acquired by each Named Executive Officer upon the vesting of stock awards during fiscal year 2021. Each of the option exercises listed below was made pursuant to a Rule 10b5-1 trading plan with pre-determined share amounts and prices.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Thomas W. Burns	286,880	12,837,812	19,779	1,737,591
Chris M. Calcaterra	60,417	4,343,505	1,578	140,789
Joseph E. Gilliam(1)	42,500	2,429,753	26,578	2,206,539
(1)	The number of shares acquired on exercise and on vesting reported do not reflect the transfer of the economic interest of a portion of the underlying stock option and RSU awards to Mr. Gilliam’s former spouse pursuant to a domestic relations order, as previously reported in Reports on Form 4 filed with the SEC on May 8, 2019 and December 21, 2020.

Nonqualified Deferred Compensation Plans

The following table presents information regarding our nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for Named Executive Officers for 2021.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(1)
Thomas W. Burns	533,000	—	554,760	—	4,022,566
Chris M. Calcaterra	119,682	—	52,924	—	534,461
Joseph E. Gilliam	—	—	—	—	—

(1)	All contributions presented herein reflect amounts reported in the 2021 Summary Compensation Table. The amounts reported in the aggregate balance at last fiscal year end also reflect amounts reported in the 2021 Summary Compensation Table or prior year’s Summary Compensation Tables, except the portion attributable to earnings, which are not reported in the 2021 Summary Compensation table because the rate is not above market.

Our Deferred Compensation Plan permits our management or highly compensated employees, including all of our Named Executive Officers, to elect to defer base salary (up to 80%), up to 80% of their annual cash incentive bonus and up to 80% of their annual performance-based compensation pursuant to the terms of the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan will be credited (or debited) with an investment return determined as if the deferred amounts were invested in one or more investment funds selected by the participating employee from those funds made available under the Deferred Compensation Plan. These investment funds made available under the Deferred Compensation Plan are

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chosen by the delegates of the CNG Committee and include numerous asset classes including funds from Fixed Income to International Equity. Participants also have the option to select asset allocation portfolios that range from Conservative to Aggressive. The Company may also make discretionary credits to the accounts of participating employees under the Deferred Compensation Plan, which employer credits may or may not be subject to a vesting schedule.

Amounts deferred under the Deferred Compensation Plan will become payable upon a participating employee’s separation from service with the Company, death, disability, a specified in-service distribution date or a change in control of the Company, in each case as elected by the participating employee in accordance with the terms of the Deferred Compensation Plan. Amounts payable under the Deferred Compensation Plan may be paid to the participating employee in either a lump-sum or in annual installments to be paid over a period of up to ten years, in each case as elected by the participating employee in accordance with the terms of the Deferred Compensation Plan. Investment elections made for each plan year may not be revoked, changed or modified except as permitted under the Deferred Compensation Plan, and subject to applicable law. No actual investments will be held in the participants’ accounts and participants will at all times remain general unsecured creditors of the Company with respect to their account balances. The Deferred Compensation Plan is intended to comply with the requirements of Section 409A of the Code.

Potential Payments Upon Termination or Change in Control

We have entered into executive severance and change in control agreements with our senior management employees, including our three executive officers, Messrs. Burns, Calcaterra and Gilliam. Pursuant to the terms of the agreements, if any of Mr. Burns, Mr. Calcaterra or Mr. Gilliam is terminated as a result of (i) an involuntary termination without “cause” or (ii) a resignation for “good reason” (each as defined in the executive severance and change in control agreements), then he will receive an amount equal to 18, 12 or 12 months, respectively, of the base salary amount in effect at the time of such termination, paid in a lump sum on the 60th day following the date of such termination. Each of Messrs. Burns, Calcaterra and Gilliam (and their respective spouses and dependents) will also receive medical and dental benefits provided by us at least equal to the levels of benefits provided to our similarly situated active employees until the earlier of (i) the 18-, 12- or 12-month anniversary of the date of such termination, respectively, or (ii) the date that he becomes covered under a subsequent employer’s medical and dental benefits plans. Mr. Burns will also vest in all equity and equity-based awards outstanding on the date of termination, and each of Mr. Calcaterra and Mr. Gilliam will vest in all equity and equity-based awards that would otherwise have vested during the 12 months following the date of such termination. All of the above benefits are subject to the executive’s execution of a general release of claims in our favor.

If any of Mr. Burns, Mr. Calcaterra or Mr. Gilliam is terminated as a result of (i) an involuntary termination without cause or (ii) a resignation for good reason, in either case within three months prior or 12 months following a “change in control” (as defined in the executive severance and change in control agreements), then he will receive an amount equal to the sum of (i) 24, 18 or 18 months, respectively, of the base salary amount in effect at the time of such termination, and (ii) 2, 1.5 or 1.5 times, respectively, of his target annual bonus for the year in which the change in control occurs, paid in a lump sum on the 60th day following the date of such termination. Messrs. Burns, Calcaterra and Gilliam (and his spouse and dependents) will also receive medical and dental benefits provided by us at least equal to the levels of benefits provided to our similarly situated active employees until the earlier of (i) the 24-, 18- or 18-month anniversary of the date of such termination, respectively, or (ii) the date that he becomes covered under a subsequent employer’s medical and dental benefits plans. Each of Messrs. Burns, Calcaterra and Gilliam will also vest in all equity and equity-based awards outstanding on the date of termination. All of the above benefits are subject to the executive’s execution of a general release of claims in our favor.

For purposes of the agreements, “cause” means a finding that the executive has (i) been convicted of a felony or crime involving moral turpitude; (ii) disclosed trade secrets or confidential information to persons not entitled to receive such information; (iii) engaged in conduct in connection with his employment that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company, including act(s) of fraud, embezzlement, misappropriation and breach of fiduciary duty; (iv) violated our operating and ethics policies in any material way, including those relating to sexual harassment and the disclosure or misuse of confidential information; (v) engaged in willful and continued negligence in the

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performance of the duties assigned to him, after he has received notice of and failed to cure such negligence; or (vi) breached any material provision of any agreement between the executive and our Company, including any confidentiality agreement. “Good reason” means (i) a substantial and material diminution in the executive’s duties or responsibilities; (ii) a material reduction in his base salary; or (iii) the relocation of his principal place of employment to a location more than 50 miles from the prior location. “Change in control” means (i) the acquisition by a person or group of more than 50% of the voting power of our stock (other than a change resulting from the death of a stockholder or a transaction in which we become a subsidiary of another corporation and, following the transaction, our stockholders prior to the transaction will beneficially own shares entitling such stockholders to more than 50% of the voting power of the parent corporation); (ii) the majority of members of our Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; or (iii) the consummation of (A) a merger or consolidation with another corporation where our stockholders, immediately prior to the transaction, will not beneficially own, immediately following the transaction, shares entitling such stockholders to more than 50% of the voting power of the surviving corporation; (B) a sale or disposition of all or substantially all of our assets; or (C) our liquidation or dissolution.

In the event that Mr. Burns, Mr. Calcaterra or Mr. Gilliam would be subject to the excise tax imposed by Section 4999 of the Code and the net after-tax benefit that he would receive by reducing such payments to the threshold level as determined by Section 280G of the Code is greater than the net after-tax benefit the executive would receive if the full amount of such payments were made, then such payments will be reduced so that such payments do not exceed the threshold level as determined by Section 280G of the Code.

The following table provides information concerning the potential termination or change in control payments that would be made to each of our Named Executive Officers under the circumstances described above. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payment to the Named Executive Officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2021. In the following table, we use the term “involuntary termination” to refer to a termination by us without cause or by the executive for good reason.

	Salary Severance ($)	Bonus Severance ($)	Stock Option Acceleration Value ($)(1)	Restricted Stock Unit Acceleration Value ($)(1)	Continuation of Healthcare Benefits ($)(2)	Total ($)
Thomas W. Burns
Death or Disability	—	—	738,371	5,170,194	—	5,908,565
Involuntary Termination	1,053,000	—	738,371	5,170,194	26,755	6,988,320
Involuntary Termination in Connection with a Change in Control	1,404,000	1,404,000	738,371	5,170,194	35,673	8,752,238

Chris M. Calcaterra
Death or Disability	—	—	349,742	1,229,255	—	1,578,997
Involuntary Termination	461,034	—	263,351	605,895	17,837	1,348,117
Involuntary Termination in Connection with a Change in Control	691,551	449,508	349,742	1,229,255	26,755	2,746,811

Joseph E. Gilliam
Death or Disability	—	—	369,873	1,226,188	—	1,596,061
Involuntary Termination	456,034	—	277,310	604,873	10,671	1,348,888
Involuntary Termination in Connection with a Change in Control	684,051	444,633	369,873	1,226,188	16,007	2,740,752

(1)	Based upon the closing price of our common stock ($44.44) on December 31, 2021, which was the last trading day in 2021. The reported value of the performance-based stock options and PRSUs in the case of death or disability or involuntary termination reflects accelerated vesting in 100% of such awards.
(2)	The reported value of these continued medical and dental coverage benefits is an estimate based upon the monthly cost of such benefits to the Company as of December 31, 2021.

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Employee Benefit and Stock Plans

Our stockholders and Board of Directors previously adopted the 2011 Stock Plan (the “2011 Plan”), the 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”) and the 2015 Employee Stock Purchase Plan (the “ESPP”).

2015 Omnibus Incentive Compensation Plan

The 2015 Plan was approved and adopted by our Board of Directors on June 3, 2015 and was subsequently approved by our stockholders in June 2015.

The 2015 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, directors, and consultants, and to align the interests of these individuals with the interests of our stockholders.

The number of shares available for issuance under the 2015 Plan is subject to adjustment in the event of a stock dividend, spinoff, recapitalization, stock split, reclassification or exchange of shares, merger, reorganization, or consolidation or other change in our capital structure. To the extent that an award terminates, is repurchased by us, expires for any reason or becomes unexercisable without having been exercised in full, then any shares subject to the award may be used again for new grants. For stock appreciation rights (“SARs”) only the shares that are issued or delivered pursuant to the SARs will cease to be available for grant under the 2015 Plan. Shares tendered to us by participants to pay the exercise price of options or to satisfy tax withholding obligations with respect to an award will become available for use under the 2015 Plan.

The number of shares of our common stock reserved for issuance under the 2015 Plan will automatically increase on the first day of each fiscal year by (i) 5% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by our Board of Directors.

The 2015 Plan permits us to make grants of incentive stock options pursuant to Section 422 of the Code, non-qualified stock options, and SARs. Incentive stock options may only be granted to our employees. Non-qualified stock options and SARs may be issued to our employees, directors, or consultants. The option exercise price of each option and the base price of each SAR granted pursuant to the 2015 Plan may not be less than 100% of the fair market value of the common stock on the date of grant. The term of each option and SAR will be fixed by the Board of Directors or any committee or subcommittee of the Board of Directors chosen to administer the 2015 Plan.

The 2015 Plan permits us to make grants of restricted stock to our employees, directors, or consultants. During the period of restriction, employees, directors, or consultants holding restricted stock may exercise full voting rights with respect to those shares of our common stock, unless the 2015 Plan administrator determines otherwise, and will be entitled to receive all dividends paid with respect to such shares, provided that dividends that relate to restricted stock that vests based on the achievement of certain performance goals will not be paid until the restrictions on the underlying shares lapse.

The 2015 Plan also permits us to make grants of RSUs. RSUs may be granted to our employees, directors, or consultants. Payment of earned RSUs will generally be made as soon as practicable after the date(s) determined by the 2015 Plan administrator and set forth in the written RSU agreement, but in no event later than the 15th day of the 3rd calendar month of the year following the vesting date of the RSU. RSUs may be settled in cash, shares of our common stock, or a combination of both.

The 2015 Plan permits us to make grants of performance units and performance shares, which may be granted to our employees, directors, or consultants. Each performance unit will have an initial value that is established by the 2015 Plan administrator on or before the date of grant and each performance share will have an initial value equal to 100% of the fair market value of a share of our common stock on the date of grant. To earn performance units or performance shares, the 2015 Plan administrator may set performance objectives based upon the achievement of our Company-wide, divisional, or business unit goals and/or

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individual goals (including, but not limited to, continued employment or service) or any other basis determined by the administrator in its discretion. Further, the 2015 Plan permits us to grant certain cash incentive awards, which may, in the 2015 Plan administrator’s sole and plenary discretion, be subject to the attainment of performance goals.

The 2015 Plan is administered by the Board of Directors or any committee or subcommittee of the Board of Directors chosen to administer the 2015 Plan, which has the authority to control and manage the operation and administration of the 2015 Plan. In particular, the 2015 Plan administrator has the authority to determine the persons to whom, and the time or times at which, incentive options, nonqualified stock options, restricted stock, SARs, RSUs, performance units, performance shares or cash incentive awards shall be granted. In addition, the 2015 Plan administrator has the authority to determine the number of shares to be subject to each award, and to determine the specific terms, conditions and restrictions of each award.

Unless provided otherwise within each written applicable award agreement, in the event a successor corporation does not assume or substitute for the award, the vesting of all options, restricted stock, SARs and RSUs granted under the 2015 Plan will accelerate in the event of a “change in control” (as defined in the 2015 Plan) effective as of immediately prior to the consummation of the change in control. With respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. Such acceleration will not occur if awards granted under the 2015 Plan are to be assumed or substituted by the acquiring or successor entity (or parent thereof). In the event of an “involuntary termination” (as defined in the 2015 Plan) of a participant upon or within 12 months following a change in control, the vesting of all options, restricted stock, SARs and RSUs granted under the 2015 Plan will accelerate automatically and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

The 2015 Plan administrator may from time to time alter, amend, suspend or terminate the 2015 Plan in such respects as they deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent. We will obtain stockholder approval of any such amendment to the extent necessary to comply with applicable law.

No awards may be granted under the 2015 Plan after June 3, 2025, which is the date that is 10 years from the date the 2015 Plan was adopted by our Board of Directors.

2011 Stock Plan

The 2011 Plan was approved and adopted by our Board of Directors on April 28, 2011, and was subsequently approved by our stockholders in July 2011. Upon the effective date of the 2015 Plan, our Board of Directors determined that no further awards would be granted under the 2011 Plan.

The option exercise price of each outstanding option granted pursuant to the 2011 Plan was determined by the Board of Directors and was not less than 100% of the fair market value of the common stock on the date of grant for incentive stock options and, for nonqualified stock options granted prior to our initial public offering, no less than the per share exercise price required by applicable law. Certain options granted under the 2011 Plan vest at a rate of no less than 20% per year over a period of five consecutive years. The term of each option was fixed by the 2011 Plan administrator and may not exceed 10 years from the date of grant. Options granted under the 2011 Plan may be exercised prior to the vesting date. If exercised early, shares issued upon exercise are subject to repurchase by us if the option holder terminates his or her service prior to the vesting date.

In the event of a corporate transaction (including without limitation a “change of control,” as defined in the 2011 Plan), each outstanding option will be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor does not agree to assume the award or to substitute an equivalent option, in which case such option will terminate upon the consummation of the transaction.

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The Board of Directors may amend, modify or terminate any outstanding award, provided that no amendment to an award may substantially affect or impair the rights of a participant under any awards previously granted without his or her written consent.

2015 Employee Stock Purchase Plan

The ESPP was approved and adopted by our Board of Directors on June 3, 2015, and was subsequently approved by our stockholders in June 2015.

The purpose of the ESPP is to retain and secure the services of our employees and employees of our designated affiliates, while providing incentives for such individuals to exert maximum efforts toward our success.

The number of shares available for issuance under the ESPP is subject to adjustment in the event of a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, exchange of shares of our common stock, stock dividend or other change in our capital structure. The number of shares of our common stock reserved for issuance will automatically increase on the first day of each fiscal year, from January 1, 2016, by (i) 1% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by the administrator of the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The ESPP will be administered by our Board of Directors or any committee or subcommittee designated by the board to administer the ESPP. The ESPP is implemented through a series of offerings of purchase rights to our eligible employees or eligible employees of any of our designated affiliates. Under the ESPP, we may specify offerings with duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering may have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors or the administrator of the ESPP, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (i) 85% of the fair market value of a share of our common stock on the first date of an offering or (ii) 85% of the fair market value of a share of our common stock on the date of purchase.

Employees may have to satisfy one or more service requirements before participating in the ESPP, as determined by the administrator of the ESPP. No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock (subject to any applicable discount to the purchase price), determined based on the fair market value per share of our common stock at the time such purchase right is granted, for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has, or has the right to acquire, voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

In the event of a merger or change in control, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within a specified period prior to such corporate transaction, and such purchase rights will terminate immediately. A change in control has the same meaning as such term in the 2015 Plan.

The administrator of the ESPP has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 55

EXECUTIVE COMPENSATION

purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We are permitted to make profit sharing contributions to eligible participants, but we have not made any such contributions to date. Beginning in 2017, the Company began contributing a $0.50 match for every $1.00 contributed by a participating employee up to 6% of their annual salary, with such Company contributions becoming vested when participating employees reach the 3-year anniversary from their date of hire, giving credit for past service. In the 2021 fiscal year, our matching contributions totaled approximately $2.1 million. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

56 2022 PROXY STATEMENT | GLAUKOS CORPORATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Drs. Link and Kliman and Mr. Foley served as members of our CNG Committee during all of fiscal 2021, until Dr. Link’s resignation from the Board and the CNG Committee effective December 31, 2021. Ms. Torres was appointed to the CNG Committee on March 18, 2021 and remained on it through the end of the year. All members of the CNG Committee during fiscal 2021 were independent directors and none of them are current or former employees or officers of the Company or had any relationship with us during fiscal 2021 requiring disclosure of certain transactions with related persons under SEC rules. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or CNG Committee.

CEO PAY RATIO – 44.6:1

We have designed our compensation plans to attract and retain top talent, align our employees with the goals and business strategy of our Company, and motivate our employees to perform in ways that enhance stockholder value. We are committed to internal pay equity, and the CNG Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The CNG Committee reviewed a comparison of our Chief Executive Officer’s annual total compensation in fiscal year 2021 to that of all other Company employees for the same period. The calculation of annual total compensation of all employees was determined in the same manner as the “Total Compensation” shown for our Chief Executive Officer in the “Summary Compensation Table” on page 47. Pay elements that were included in the annual total compensation for each employee are:

●	Base salary as of December 31, 2021, annualized for those employees who were hired or left the Company mid-year

●	Actual performance bonus and/or actual commissions paid in 2021

●	Value of actual equity awards granted in 2021 (either new hire grant or annual grant), calculated based on grant date fair value

●	Company matching contributions to employees’ 401(k) plan contribution

Our calculation includes all global employees on payroll as of December 31, 2021.  All salaries were converted to US dollars, using conversion rates as of December 31, 2021.

We identified our median employee by: (i) calculating the annual total compensation described above for each of our employees, (ii) ranking the annual total compensation of all employees except for the Chief Executive Officer from lowest to highest, and (iii) identifying the median employee on that list.

The total annual compensation for fiscal year 2021 for our Chief Executive Officer was $7,260,144, and for the median employee was $162,787.  The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2021 is 44.6 to 1.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 57

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to our non-employee directors in the year ended December 31, 2021.

Name(1)	Fees earned or paid in cash ($)(2)	Stock awards(2)(3) ($)	Total ($)
William J. Link, Ph.D.(4)	110,000	175,029	285,029
Mark J. Foley	—	258,418	258,418
David F. Hoffmeister	—	244,050	244,050
Denice M. Torres (5)	57,500	518,727	576,227
Leana S. Wen, M.D. (5)	57,500	518,727	576,227
Gilbert H. Kliman, M.D.	—	244,050	244,050
Marc A. Stapley	—	258,418	258,418
Aimee S. Weisner	—	244,050	244,050

(1)	The compensation information for Thomas W. Burns, our chief executive officer and a director, is set forth in the Summary Compensation Table with respect to our Named Executive Officers.
(2)	All of our directors, with the exception of Ms. Torres and Drs. Link and Wen, elected to receive their 2021 annual retainer fees in the form of RSUs in lieu of cash pursuant to the director compensation policy first adopted by the Board of Directors on December 13, 2017. Mr. Foley received a grant of 1,184 RSUs on January 4, 2021; Mr. Hoffmeister received a grant of 980 RSUs on January 4, 2021; Dr. Kliman received a grant of 980 RSUs on January 4, 2021; Mr. Stapley received a grant of 1,184 RSUs on January 4, 2021; and Ms. Weisner received a grant of 980 RSUs on January 4, 2021; each in lieu of their annual cash retainers for the year ended December 31, 2021. The grant date fair values of these elective RSU grants are included in the amounts reported in the column titled “Stock Awards” in the table above.
(3)	The amounts shown represent the grant date fair values of stock awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values of equity awards made to non-employee directors in 2021, see Note 10, Stock-Based Compensation, to our Notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. As of December 31, 2021, each of our non-employee directors held the following restricted stock unit awards and unexercised stock options:

Non-Employee Director	Outstanding Stock Awards	Outstanding Stock Options
William J. Link, Ph.D.	2,382	15,000
Mark J. Foley	3,566	65,000
David F. Hoffmeister	3,362	65,000
Denice M. Torres (5)	5,461	—
Leana S. Wen, M.D. (5)(6)	5,910	—
Gilbert H. Kliman, M.D.	3,362	65,000
Marc A. Stapley	3,566	65,000
Aimee S. Weisner	3,362	65,000

(4)	Dr. Link resigned from the Board effective December 31, 2021. Effective January 1, 2022, Dr. Link entered into an agreement with the Company to provide certain consulting and advising services for a term of one year. As compensation for these services, Dr. Link’s outstanding RSUs and stock options will continue to vest and be exercisable for the term of his consulting agreement.
(5)	Ms. Torres and Dr. Wen were appointed to the Board of Directors effective March 1, 2021.
(6)	Dr. Wen’s reported outstanding stock awards include 449 RSUs that vested on June 3, 2021 but whose delivery was deferred pursuant to an election by Ms. Wen at the time of their grant on March 1, 2021, pursuant to the Company’s Director Compensation Program described below.

58 2022 PROXY STATEMENT | GLAUKOS CORPORATION

DIRECTOR COMPENSATION

We reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors. We do not pay cash or equity compensation to our employee directors other than in their capacity as employees.

In December 2017, our Board of Directors initially approved a non-employee director compensation program which was most recently updated in December 2021. The current terms of our director compensation program are described below.

Director Compensation Program

Cash Compensation

All non-employee directors are entitled to receive an annual $50,000 retainer for service as a Board member and an annual $10,000 retainer for each committee on which they serve as a member. In addition, non-employee directors are entitled to receive the following additional cash compensation for their services as Lead Independent Director of our Board or chairperson of our Board committees:

●	$30,000 per year for service as Lead Independent Director of the Board;

●	$12,500 per year for service as chairperson of the Audit Committee; and

●	$12,500 per year for service as chairperson of the CNG Committee.

All cash payments to non-employee directors are paid quarterly in arrears and pro-rated for directors who join or leave the board mid-year.

Equity Compensation

All non-employee directors are entitled to receive the following equity compensation for their services:

●	initial grant of RSUs with a grant date fair value of $300,000, which will vest in substantially equal annual installments on each of the first three annual anniversaries of the grant date, subject to the non-employee director’s continued service through each vesting date (and subject to acceleration if the non-employee director’s service terminates as a result of the director’s death or total and permanent disability); and
●	annual grant of RSUs with a grant date fair value of $190,000, which will vest in one installment on the first anniversary of the grant date (or the date of the subsequent year’s annual meeting of stockholders, if earlier) (and subject to acceleration if the non-employee director’s service terminates as a result of the director’s death or total and permanent disability).

Annual grant amounts will be pro-rated for directors who join the Board mid-year.

On June 3, 2021, the Board of Directors made a grant of 2,382 RSUs under our 2015 Omnibus Incentive Compensation Plan to each of our then-serving independent directors. All of these RSUs vest in full on June 3, 2022, which is the one-year anniversary of the Company’s 2021 Annual Meeting.

The Board of Directors also has adopted an equity election for non-employee directors with respect to their annual retainer fees. Under this election program, non-employee directors have the right to elect to receive their annual retainers and any additional committee- or chairmanship-related annual retainers for a calendar year in the form of elective RSUs in lieu of cash, which RSUs would be granted on the first business day of the calendar year and valued as of that date.  To provide additional incentive for the non-employee directors to elect equity, there is a 15% premium component to the conversion from the dollar amount of the retainers to the number of RSUs granted.  Any elective RSUs will vest in one installment on the first anniversary of the grant date, subject to the director’s continued service. All of our directors, with the exception of Drs. Link and Wen and Ms. Torres, elected to receive RSUs in lieu of cash with respect to their 2021 annual retainers.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 59

DIRECTOR COMPENSATION

Stock Ownership Policy Applicable to Directors

Our directors are also subject to a Stock Ownership Policy that requires each of our non-employee directors to own shares of our common stock having a value equal to at least six times his or her annual retainer (excluding additional retainers for committee members and chairpersons). Shares subject to stock options and unvested PRSUs are not considered owned by the director for purposes of this Policy. This Policy went into effect on January 1, 2019, and each director is required to meet the minimum stock ownership requirement by January 1, 2024, or five years after the date a person is appointed as a director of the Company. The initial minimum stock ownership level of each director was determined on January 1, 2019, based upon the average daily closing price of the Company’s common stock as reported by the NYSE for the 12-months ended December 31, 2018. The minimum stock ownership level will be re-determined every third anniversary of the last calculation, as well as upon a change in annual retainer. As of April 6, 2022, each of our directors is within the initial five-year grace period before they are required to meet the minimum ownership level.

Policy on Pledging and Hedging of Company Shares

As further described in the section titled “Corporate Governance—Policy on Pledging and Hedging of Company Shares,” our Board of Directors has adopted anti-pledging and anti-hedging policies that prohibit members of the Board of Directors from pledging Glaukos securities or engaging in hedging transactions.

60 2022 PROXY STATEMENT | GLAUKOS CORPORATION

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three equity compensation plans: the 2011 Plan, the 2015 Plan and the ESPP.

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2021.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding awards		Weighted-average exercise price of outstanding options	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	5,726,735	(1)	$29.30	10,276,592	(2)
Equity compensation plans not approved by stockholders	N/A		N/A	N/A
Total	5,726,735		$29.30	10,276,592

(1)	Of these shares, 824,467 were subject to options then outstanding under the 2011 Plan, 3,717,143 were subject to options then outstanding under the 2015 Plan and 1,185,125 shares were subject to outstanding RSUs. We no longer have the authority to grant awards under the 2011 Plan. These shares do not include any shares of common stock issuable under the ESPP. We issue shares under the ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of the ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance.
(2)	Represents 8,282,372 shares available for future issuance under the 2015 Plan, and 1,994,220 shares available for future issuance under the ESPP. Shares available under the 2015 Plan may be used for any type of award authorized in that plan, including stock options, stock appreciation rights, and full-value awards. The number of shares available for issuance under the 2015 Plan will automatically increase on the first day of each fiscal year by (i) 5% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by our Board of Directors. Similarly, the number of shares available for issuance under the ESPP will automatically increase on the first day of each fiscal year by (i) 1% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by the administrator of the ESPP.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 6, 2022, by:

●	each person who we know beneficially owns more than 5% of our common stock;

●	each of our directors;

●	each of our Named Executive Officers; and

●	all of our directors and executive officers as a group.

The information below is based on 47,302,108 shares of our common stock outstanding as of April 6, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 6, 2022, and RSUs that will vest within 60 days of April 6, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Amount of Beneficial Ownership	% of Class
>5% Stockholders
BlackRock, Inc.(1)	7,423,702	15.7
The Vanguard Group(2)	5,116,595	10.8
Wellington Management Group LLP(3)	4,923,297	10.4
Brown Capital Management, LLC(4)	3,021,796	6.4
Named Executive Officers and Directors
Thomas W. Burns(5)	2,737,451	5.6
Chris M. Calcaterra(6)	362,668	*
Joseph E. Gilliam(7)	330,388	*
Gilbert H. Kliman, M.D.(8)	419,160	*
Mark J. Foley(9)	79,752	*
David F. Hoffmeister(10)	84,010	*
Marc A. Stapley(11)	85,064	*
Aimee S. Weisner(12)	88,887	*
Denice M. Torres(13)	3,856	*
Leana S. Wen, M.D.(14)	3,857	*
All executive officers and directors as a group (11 persons total)(15)	4,012,371	8.1

*         Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Beneficial ownership information for BlackRock, Inc. (“BlackRock”) is as of December 31, 2021 and is based on information contained in the Schedule 13G (Amendment No. 5) filed with the SEC on January 28, 2022 by BlackRock. Such form states that BlackRock has sole voting power over 7,366,520 of the shares listed in the table above and sole dispositive power over all of the shares listed in the table above. The address for such person is 55 East 52nd Street, New York, New York 10055.

62 2022 PROXY STATEMENT | GLAUKOS CORPORATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)	Beneficial ownership for The Vanguard Group, Inc. (“Vanguard”) is as of December 31, 2021 and is based on information contained in the Schedule 13G filed with the SEC on February 10, 2022 by Vanguard. Such form states that Vanguard has shared voting power over 86,732 of the shares listed in the table above, sole dispositive power over 4,989,144 of the shares listed in the table above and shared sole dispositive power over 127,451 of the shares listed in the table above. The address for such entity is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)	Beneficial ownership for Wellington Management Group LLP (“Wellington”) is as of December 31, 2021 and is based on information contained in the Schedule 13G filed with the SEC on January 10, 2022 by Wellington. Such form states that the Wellington has shared voting power over 4,403,940 of the shares listed in the table above and shared dispositive power over all of the shares listed in the table above. The form states that it is also filed by Wellington Group Holdings LLP (“Holdings”), Wellington Investment Advisors Holdings LLP (“Investment”) and Wellington Management Company LLP (“Wellington Company”). The form states that the shares listed in the table above are owned of record by clients of various investment advisors which are owned, directly or indirectly through Wellington Management Global Holdings, Ltd., by Investment, which is owned by Holdings, which is owned by Wellington. The form further states that Holdings and Investment have the same ownership interests as Wellington, and that Wellington Company has shared voting power over 4,392,321 shares and shared dispositive power over 4,771,547 shares. The address for such all such entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.
(4)	Beneficial ownership information for Brown Capital Management, LLC (“Brown”) is as of December 31, 2021 and is based on information contained in the Schedule 13G (Amendment No. 5) filed with the SEC on February 14, 2022 by Brown. Such form states that Brown has sole voting power with respect to 2,085,037 of the shares listed in the table above, and sole dispositive power with respect to all of the shares listed in the table above. Such form also states that 2,365,098 of the shares listed in the table above are beneficially owned by The Brown Capital Management Small Company Fund (“Brown Small Company Fund”), a registered investment company, which is managed by Brown. The form further states that the shares listed in the table above are owned by various investment advisory clients of Brown, which is deemed to be a beneficial owner of those shares due to its discretionary power to make investment decisions over such shares for its clients and/or its ability to vote such shares. No individual client of Brown, other than Brown Small Company Fund, holds more than 5% of the Company’s common stock. The address for such entity is 1201 N. Calvert Street, Baltimore, MD 21202.
(5)	Includes (i) 1,308,134 shares issuable upon the exercise of options held by Mr. Burns that are currently exercisable or exercisable within 60 days of April 6, 2022, (ii) 238,107 shares held by the Burns Annuity Trust, of which Mr. Burns is a beneficiary and co-Trustee, (iii) 120,000 shares held by the Burns Charitable Remainder Trust, of which Mr. Burns is a beneficiary and co-Trustee, (iv) 277,847 shares held by the Burns Family Trust, of which Mr. Burns is a beneficiary and co-Trustee, (v) 100,000 shares which are held by the Thomas W. Burns Irrevocable Trust, of which Mr. Burns is a beneficiary, and (vi) 100,000 shares held by the Janet M. Burns Irrevocable Trust, of which Mr. Burns is a trustee and Mr. Burns’ spouse is a beneficiary.
(6)	Includes 200,918 shares issuable upon the exercise of options held directly by Mr. Calcaterra that are currently exercisable or exercisable within 60 days of April 6, 2022.
(7)	Includes 306,081 shares issuable upon the exercise of options held directly by Mr. Gilliam that are currently exercisable or exercisable within 60 days of April 8, 2021. The shares listed in the table above may not reflect the transfer of economic interest in certain of those shares by Mr. Gilliam to his former spouse pursuant to a domestic relations order, as previously reported by Mr. Gilliam in Forms 4 filed with the SEC on May 9, 2019, December 21, 2020 and April 5, 2022.
(8)	Includes (i) 3,362 shares owned by InterWest Partners IX, LP (“IWP9”), (ii) 333,917 shares owned by InterWest Partners X, LP (“IWPX”), (iii) 12,985 shares owned by InterWest Venture Management Company (“IWVMC”), of which Dr. Kliman is an officer, director and shareholder, (iv) 65,000 shares issuable upon the exercise of options held directly by Dr. Kliman that are currently exercisable or exercisable within 60 days of April 6, 2022, and (i) 2,382 shares that will be delivered to Dr. Kliman upon the vesting of RSUs within 60 days of April 6, 2022. Dr. Kliman is a Managing Director of InterWest Management Partners IX, LLC, the general partner of IWP9, and a Managing Director of InterWest Management Partners X, LLC, the general partner of IWPX. Dr. Kliman disclaims beneficial ownership of the shares held by IWP9, IWPX and IWVMC as described above, except to the extent of his pecuniary interest therein.
(9)	Includes (i) 65,000 shares issuable upon the exercise of options held directly by Mr. Foley that are currently exercisable or exercisable within 60 days of April 6, 2022 and (ii) 2,382 shares that will be delivered to Mr. Foley upon the vesting of RSUs within 60 days of April 6, 2022.
(10)	Includes (i) 65,000 shares issuable upon the exercise of options held directly by Mr. Hoffmeister that are currently exercisable or exercisable within 60 days of April 6, 2022 and (ii) 2,382 shares that will be delivered to Mr. Hoffmeister upon the vesting of RSUs within 60 days of April 6, 2022.
(11)	Includes (i) 65,000 shares issuable upon the exercise of options held directly by Mr. Stapley that are currently exercisable or exercisable within 60 days of April 6, 2022 and (ii) 2,382 shares that will be delivered to Mr. Stapley upon the vesting of RSUs within 60 days of April 6, 2022.
(12)	Includes (i) 5,000 shares over which Ms. Weisner shares voting and investment power and which are held by The Saeman-Weisner Family Trust, of which Ms. Weisner and her husband are co-trustees, (ii) 2,000 shares

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

over which Ms. Weisner shares voting and investment power and which are held by The Weisner Saeman Family Irrevocable Trust, of which Mr. Weisner and her husband are co-trustees, (iii) 65,000 shares issuable upon the exercise of options held directly by Ms. Weisner that are currently exercisable or exercisable within 60 days of April 6, 2022, and (ii) 2,382 shares that will be delivered to Ms. Weisner upon the vesting of RSUs within 60 days of April 6, 2022.
(13)	Includes 2,382 shares that will be delivered to Ms. Torres upon the vesting of RSUs within 60 days of April 6, 2022.
(14)	Includes (i) 2,382 shares that will be delivered to Dr. Wen upon the vesting of RSUs within 60 days of April 6, 2022, and (ii) 449 RSUs that have vested but have not yet been delivered pursuant to an election by Dr. Wen to defer delivery of the underlying shares until the earlier of (a) the fifth (5th) anniversary of the grant date or (b) the date of Dr. Wen’s separation from Board service, pursuant to the Company’s director compensation program.
(15)	Includes 2,056,705 shares issuable upon the exercise of options (or the vesting of RSUs) held by the executive officers and directors that are currently exercisable or exercisable within 60 days of April 6, 2022.

64 2022 PROXY STATEMENT | GLAUKOS CORPORATION

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal 2021, is responsible for performing an independent audit of our consolidated financial statements and effectiveness of internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon, and for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the PCAOB and the SEC. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2021 Annual Report on Form 10-K for filing with the SEC. The Audit Committee also appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and is seeking ratification of such selection by the Company’s stockholders at the Annual Meeting.

AUDIT COMMITTEE

Marc A. Stapley (Chairman)
David F. Hoffmeister
Aimee S. Weisner Leana S. Wen, M.D.

March 23, 2022

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 65

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We are not required to submit the appointment of Ernst & Young LLP for stockholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. If our stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment of Ernst & Young LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

We expect one or more representatives of Ernst & Young LLP to participate in the Annual Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The aggregate fees billed to us for the fiscal years ended December 31, 2021 and 2020 by our independent registered public accounting firm, Ernst & Young LLP, are as follows:

	2021	2020
Audit Fees(1)	$1,792,180	$1,979,523
Audit-Related Fees(2)	6,315	192,950
Tax Fees(3)	—	52,530
All Other Fees	—	—
Total Fees	$1,798,495	$2,225,003

(1)	Audit Fees represents the aggregate fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2021 and 2020, including attestation services relating to the report on our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, for statutory audits of our international operations, and for procedures performed with respect to registration statements.
(2)	Audit-Related Fees represents the aggregate fees billed to us by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees.
(3)	Tax Fees represents the aggregate fees billed to us by Ernst & Young LLP for services related to Internal Revenue Code Section 382 studies.

66 2022 PROXY STATEMENT | GLAUKOS CORPORATION

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the Audit Committee specifically provides for a different period. If the Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by the Audit Committee.

The Audit Committee may delegate pre-approval authority to its Chairman. The Chairman must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the Audit Committee. All services performed and related fees billed by Ernst & Young LLP during fiscal 2021 and fiscal 2020 were pre-approved by the Audit Committee pursuant to regulations of the SEC and the foregoing pre-approval policies.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 67

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Related Person Transactions

We have adopted a written related person transactions policy, which sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related person,” as determined prior to the beginning of our last fiscal year, includes any executive officer, director or nominee to become director, and any holder of more than 5% of our common stock, including any immediate family members of such persons. Any related person transaction may only be consummated if approved or ratified by our Audit Committee in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee for review and approval. In considering related person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must abstain from voting on the approval of the transaction but may, if so requested, participate in some or all of the Board’s discussions of the transaction.

Certain Relations and Related Person Transactions

The Company was not a party to any transactions since January 1, 2021 in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our common stock had or will have a direct or indirect material interest, other than compensation arrangements.

68 2022 PROXY STATEMENT | GLAUKOS CORPORATION

PROPOSALS OF STOCKHOLDERS AND DIRECTOR NOMINATIONS FOR 2023 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. For your proposal to be considered for inclusion in the proxy statement for our 2023 annual meeting of stockholders, your written proposal must be received by our Secretary at our principal executive offices no later than December 20, 2022 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. If we change the date of the 2023 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, your written proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2023 annual meeting of stockholders.

Nominations of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials. If you intend to nominate an individual for election to our Board of Directors at our 2023 annual meeting of stockholders or wish to present a proposal at the 2023 annual meeting of stockholders but do not intend for such proposal to be included in the proxy statement for such meeting, our Bylaws require that, among other things, stockholders give written notice of the nomination or proposal to our Secretary at our principal executive offices no later than March 5, 2023 (the 45th day before the first anniversary of the date on which we first mailed proxy materials or a Notice of Internet Availability (whichever is earlier) for the Annual Meeting) nor earlier than February 3, 2023 (the 75th day before the first anniversary of the date on which we first mailed proxy materials or a Notice of Internet Availability (whichever is earlier) for the Annual Meeting. Notwithstanding the foregoing, in the event that we change the date of the 2023 annual meeting of stockholders to a date that is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2023 annual meeting of stockholders and no later than the close of business on the later of 90 days prior to the date of the 2023 annual meeting of stockholders or the tenth day following the day on which public announcement of the 2023 annual meeting of stockholders is made. Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Section 2.4 of our Bylaws will not be acted upon at the 2023 annual meeting of stockholders.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2023 annual meeting of stockholders must provide written notice to our Secretary setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than April 5, 2023. If we change the date of the 2023 annual meeting of stockholders by more than 30 days from the date of this year’s Annual Meeting, your written notice must be received by the later of 60 days prior to the date of the 2023 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as noted above.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 69

OTHER MATTERS

We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxyholders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095.

ANNUAL REPORT TO STOCKHOLDERS

Our 2021 Annual Report has been posted on our corporate website at http://investors.glaukos.com and on the Internet at www.proxyvote.com. For stockholders receiving a Notice of Internet Availability, instructions on how to request a printed copy of our proxy materials and 2021 Annual Report are included in the Notice of Internet Availability. Stockholders receiving a printed copy of this Proxy Statement have also received a copy of our 2021 Annual Report. We will provide, without charge, a copy of our 2021 Annual Report for the fiscal year ended December 31, 2021 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to our Secretary the following address:

229 Avenida Fabricante

San Clemente, California 92672

70 2022 PROXY STATEMENT | GLAUKOS CORPORATION

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

We are using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) instead of a printed copy of this Proxy Statement and our 2021 Annual Report, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability to the beneficial owners. The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how each of those stockholders can receive a printed copy of our proxy materials, including this Proxy Statement, our 2021 Annual Report and a proxy card or voting instruction form. All stockholders who do not receive a Notice of Internet Availability or a copy of the proxy materials by email will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.

We are first mailing the Notice of Internet Availability to our stockholders on or about April 19, 2022. For stockholders who have affirmatively requested printed copies of proxy materials, we intend to first mail printed copies of this Proxy Statement, the accompanying proxy card or voting instruction form and our 2021 Annual Report on or about April 19, 2022.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.	The election of three Class I director nominees named in this Proxy Statement to serve until our 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified (“Proposal 1”);

2.	The approval, on an advisory basis, of the compensation of our Named Executive Officers (“Proposal 2”); and

3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 (“Proposal 3”).

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends that you vote your shares:

1.	“FOR ALL” of the following director nominees named in this Proxy Statement to be elected to the Board of Directors: Mark J. Foley, David F. Hoffmeister and Gilbert H. Kliman, M.D.;

2.	“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers; and

3.	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 71

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only stockholders of record at the close of business on April 6, 2022 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 47,302,108 shares of our common stock outstanding and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting, and during the Annual Meeting such list will be available for examination at www.virtualshareholdermeeting.com/GKOS2022.

What is the difference between a “beneficial owner” and a “stockholder of record”?

Whether you are a “beneficial owner” or a “stockholder of record” with respect to your shares depends on how you hold your shares:

●	Beneficial Owners. Most of our stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own names. If you hold shares in street name, you are a “beneficial owner” of those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.

●	Stockholders of Record. If you hold shares directly in your name with our stock transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a proxy card, have been sent directly to you by the Company.

How do I vote and what are the voting deadlines?

●	Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability or voting instruction form from the broker, bank or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability or voting instruction form in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. You may also vote your shares while participating in the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/GKOS2022.

●	Stockholders of Record. If you are a stockholder of record, there are several ways to direct how your shares are voted at the Annual Meeting.

Via the Internet. You may submit a proxy over the Internet at www.proxyvote.com 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 1, 2022.

By Telephone. You may submit a proxy using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 1, 2022.

By Mail. If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 1, 2022 to be voted at the Annual Meeting.

During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/GKOS2022.

72 2022 PROXY STATEMENT | GLAUKOS CORPORATION

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

Can I revoke or change my vote after I submitted my proxy?

●	Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.

●	Stockholders of Record. If you are a stockholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

●	signing and returning a new proxy card with a later date;

●	submitting a later-dated vote by telephone or via the Internet – only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on June 1, 2022, will be counted;

●	participating in the Annual Meeting live via the Internet and voting your shares electronically at the Annual Meeting; or

●	delivering a written revocation to our Corporate Secretary at the address above to be received before the voting at the Annual Meeting.

How will my shares be voted if I do not provide specific voting instructions in the proxy or voting instruction form I submit?

If you submit a signed proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

The holders of a majority of our shares of common stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. If a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present, our Bylaws provide that the Annual Meeting may be adjourned by the chairperson of the meeting or by stockholders entitled to vote at the Annual Meeting, present or represented by proxy.

What vote is required to approve each of the proposals?

Each share of our common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the three director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

For purposes of Proposal 1 (election of directors), you may vote FOR ALL of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Our Bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, the three director nominees

GLAUKOS CORPORATION | 2022 PROXY STATEMENT 73

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

receiving the highest number of affirmative votes will be elected as Class I directors to serve until the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified.

For purposes of Proposal 2 (advisory approval of named executive officer compensation) and Proposal 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm), you may vote FOR, AGAINST or ABSTAIN. Approval of each of these proposals requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Please be aware that each of Proposals 2 and 3 are advisory only and are not binding on the Company. Our Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the advisory vote by stockholders.

What effect do withhold votes, abstentions and broker non-votes have on the proposals?

For Proposal 1 (election of directors), shares voted “WITHHOLD” will not be counted in determining the outcome of a director nominee’s election. Abstentions with respect to any other proposal at the Annual Meeting will have the same effect as a vote “AGAINST” the proposal.

If you are a beneficial stockholder that holds your shares through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder. Proposal 3 (ratification of Ernst & Young LLP as our independent registered public accounting firm) is considered routine and may be voted upon by your broker if you do not submit voting instructions. However, each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine.

Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be voted on Proposal 3 in the manner directed by your broker, but your shares will constitute broker non-votes on Proposals 1 and 2 and will not be counted in determining the outcome of those items.

Who will bear the costs of solicitation?

The accompanying proxy is being solicited on behalf of our Board of Directors. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability, this Proxy Statement and form of proxy and the 2021 Annual Report, the cost of making such materials available on the Internet and the cost of soliciting proxies and holding our virtual meeting of stockholders will be paid by us. In addition to use of the mails, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers, and regular employees who will not receive any additional compensation for such solicitation. We will also reimburse brokers or other persons holding our common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals. We have also retained Georgeson LLC to assist in the solicitation of proxies and related services, for a fee estimated to be approximately $10,000 plus an amount to cover expenses. In addition, we have agreed to indemnify Georgeson LLC against certain liabilities arising out of or in connection with the engagement.

74 2022 PROXY STATEMENT | GLAUKOS CORPORATION

GLAUKOS CORPORATION
229 AVENIDA FABRICANTE
SAN CLEMENTE, CA 92672

1 OF 2
1
1

SCAN TO VIEW MATERIALS & VOTE

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

02 0000000000

Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000562769_1 R1.0.0.24

I II VIEW MATERIALS &VOTE VOTE BY INTERNET-www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your f-------------------------+-----, During The Meeting-Go to www yjrtya!sbarebo(derrnutjnq com/GKOS2022 information that is printed in the box marked by the arrow available and follow the VOTE BY PHONE - 1-800-690-6903 Eastern Time the day before the meeting date. Have your proxy card in hand when you NY11717. 123,456,789,012.12345 TO VOTE , MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS : KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED . miD To withhold authority to vote for IiI For All Withhold All For All Except individual nominee(s) , mark " For Except " and write the number(s) of ou vote FOR nominee(s) on the line below . 0 0 0 0 0 0 0 0 David F. Hoffmeister 03) Gilbert H . Kliman , M.D . ou vote FOR proposa1s 2 and 3 : For 0 0 Against 0 0 Abstain 0 0 , of the compensation of the Company's named executive officers . t of Ernst & Young LLP as the Company's independent registered public accounting December 31 • 2022 . proxies are authorized to vote upon such other business as may properly come before postponement thereof . ;;;I Please sign exactly as your name(s) appear(s) hereon . When signing as attorney, executor, administrator, or other fiduciary, please give full title as such . Joint owners should each sign personally . All holders must sign . If a corporation or partnership, please sign in full corporate or partnership name by a.uthorized officer . 'D "N 'D Lf) 0 0 0 0 SHARES CUSIP # SEQUENCE# JOB# Signature [PLEASE SIGN WITHIN BOX] Signature (Joint Owners) Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 The Board of Directors reconmends y the following : 1. Election of Directors Nominees 01) Mark J . Foley 02) The Board of Directors reconmends y 2 . Approval. on an advisory basis 3 . Ratification of the appointmen firm for the year ending NOTE : In their discretion, the the meeting and any adjournment or D SCAN TO 229 AVENIDA FABRICANTE proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction fonn. You may attend the meeting via the Internet and vote during the meeting. Have the instructions. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NAME THE COMPANY NAME INC.-COMMON THE COMPANY NAME INC.-CLASS A THE COMPANY NAME INC. -CLASS B THE COMPANY NAME INC. -CLASS C THE COMPANY NAME INC. -CLASS D THE COMPANY NAME INC. -CLASS E THE COMPANY NAME INC. -CLASS F THE COMPANY NAME INC.-401 K CONTROL # I 0000000000000000 I SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGEOF 2 GLAUKOS CORPORATION SAN CLEI1ENTE , CA 92672 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 11111111 II II I IIII 1111 II Ill IllII II II II Ill IIII IIIII I Ill 111111 I 0..,

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 1OK Wrap are available at www.proxvvote.com <:!" N 0 0 I \..!.). N \!) "0 ' 0 0 0 GLAUKOS CORPORATION Annual Meeting of Stockholders June 2, 2022 9:00 AM, Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Joseph Gilliam and Diane Biagianti, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of GLAUKOS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time on June 2, 2022, via the Internet at www.virtualshareholdermeeting.com/GKOS2022, and any adjournment or postponement thereof. This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations included on the reverse side hereof. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his discretion on such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY. Continued and to be signed on reverse side